UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

PREMIERWEST BANCORP
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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P R E M I E R W E S T  B A N C O R P

503 Airport Road

Medford, Oregon 97504

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 26, 2011

Notice is hereby given that the annual meeting of shareholders of PremierWest Bancorp will be held at the Rogue Valley Country Club located at 2660 Hillcrest Road, Medford, Oregon, on Thursday, May 26, 2011, at 1:30 p.m. for the following purposes:

(1)	Election of Directors;

(2)	Non-binding, advisory vote on executive compensation as presented in sections of this proxy statement;

(3)	Approval of the 2011 Stock Incentive Plan;

(4)	Ratification of appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending 2011; and

(5)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 25, 2011, as the record date. Only shareholders of record as of the close of business on the record date are entitled to notice of and to vote at the meeting or any adjournments thereof. Further information regarding voting rights and the business to be transacted at the meeting is presented in the proxy statement.

In accordance with the Securities and Exchange Commission rule changes providing flexibility for public companies to distribute their annual proxy statement, proxy card and annual report to shareholders electronically, we have elected to distribute these materials to shareholders by mailing a brief “Notice of Internet Availability” (commonly called a “Notice and Access Card”) and posting the proxy materials on a website designated by the company. This new process is informally called “e-proxy.” We are taking advantage of e-proxy to distribute our proxy materials for this Annual Meeting of Shareholders. This process is intended to leverage the power of the Internet, to reduce the proxy solicitation costs to the Company associated with mailing paper copies of the proxy materials, and provide more choices for shareholders to access proxy information by making proxy materials more easily accessible and to encourage electronic voting.

Following is a brief description of how the “e-proxy” process works:

The Notice of Internet Availability is titled “IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 26, 2011.” The notice contains:

•	a notice of the annual meeting;

•	instructions on how to view the proxy materials online or request paper copies;

•	instructions about various methods of voting (including telephone and online); and

•	a brief description of the items on the annual meeting agenda.

Shareholders may vote using the Internet, by telephone, or by requesting and returning a paper proxy card. The Notice of Internet Availability has instructions on the various methods of voting your shares. Only shareholders holding certificates or legal proxies from their broker will be allowed to cast a ballot in person at the annual meeting,

If you prefer to have your proxy materials and annual report in hard copy, the Notice of Internet Availability has instructions on how to request paper copies by phone, email or on the Internet. You will be sent the materials by first class mail within three business days after receipt of your request, at no cost to you. Once you request a paper copy, you will continue to receive the materials in paper form each subsequent year until you instruct us otherwise. The online proxy materials will also be in a format suitable for printing on your own printer. If you previously signed up to receive our proxy materials by e-mail or other electronic transmission, you will continue to receive them that way.

You are cordially invited to attend the meeting. Even if you plan to attend the meeting, we encourage you to complete, sign, date and promptly return the attached proxy using the envelope provided to ensure that your shares are represented regardless of the number you own, or to vote electronically via the internet. The officers and personnel, who serve you, genuinely appreciate your continued interest in the affairs of PremierWest Bancorp, its growth and development.

April 8, 2011	BY ORDER OF THE BOARD OF DIRECTORS

Tom Anderson
Executive Vice President
Chief Administrative Officer
Corporate Secretary

PREMIERWEST BANCORP

503 Airport Road

Medford, Oregon 97504

PROXY STATEMENT

This proxy statement, proxy card, Notice of Annual Meeting of Shareholders and the 2010 Annual Report are being furnished to shareholders of PremierWest Bancorp (“Bancorp”) in connection with the solicitation by the Board of Directors of proxies to be used at the annual meeting of shareholders to be held at the Rogue Valley Country Club located at 2660 Hillcrest Road, Medford, Oregon, on Thursday, May 26, 2011, at 1:30 p.m. This proxy statement and related materials are being distributed to shareholders on or about April 8, 2011.

Summary of Proposals

At the meeting, shareholders will vote to elect a board of directors to serve until the annual meeting of shareholders in 2012. The Board of Directors has nominated John L. Anhorn, Richard R. Hieb, James M. Ford, John A. Duke, Patrick G. Huycke, Rickar D. Watkins, Brian R. Pargeter, Dennis N. Hoffbuhr, Thomas R. Becker, James L. Patterson, John B. Dickerson and Georges C. St. Laurent, Jr., as directors. All of the nominees are current Board members. For more information about the director nominees and related information pertinent to the election of directors, please refer to the information set forth in Proposal No. 1. The Board of Directors unanimously recommends voting FOR all of the nominees.

Pursuant to the requirements of the American Recovery and Reinvestment Act of 2009, the Board of Directors is submitting to the shareholders for a vote to approve the compensation of executives as disclosed in sections of this proxy statement. This vote is advisory only and the outcome is not binding on the Company, the Board of Directors or the Compensation Committee. However, the Compensation Committee will consider the outcome when establishing executive compensation arrangements in the future. For more information about the executive compensation arrangements, please refer to the information set forth in Proposal No. 2 and the Compensation Discussion and Analysis and related compensation tables. The Board of Directors unanimously recommends that you vote FOR approving the compensation of executives as disclosed herein.

The Board of Directors adopted the PremierWest Bancorp 2011 Stock Incentive Plan effective February 24, 2011, based upon the recommendation of the Compensation Committee. The Board of Directors is now seeking shareholder approval of the 2011 Stock Incentive Plan. For more information about the 2011 Stock Incentive Plan, please refer to the information set forth in Proposal No. 3. The Board of Directors unanimously recommends that you vote FOR approving the 2011 Stock Incentive Plan as disclosed herein.

The Board of Directors appointed Moss Adams LLP as its independent registered public accounting firm for fiscal year 2011 and is submitting to the shareholders a proposal for ratification of this appointment. This vote is advisory only, but the Audit Committee may consider the outcome of the vote when selecting its public accounting firm for future engagements. For more information about the ratification of Moss Adams LLP as the independent registered public accounting firm for 2011, please refer to the information set forth in Proposal No. 4. The Board of Directors unanimously recommends that you vote FOR ratifying the appointment of Moss Adams LLP.

VOTING AT THE MEETING

Who May Vote

Only the shareholders shown on our records as of March 25, 2011, are entitled to notice of, and to vote at the meeting. Holders of Series B Preferred stock are not eligible to vote on the matters presented in Proposal No. 1, Proposal No. 2, Proposal No. 3 and Proposal No. 4.

Voting Your Shares

You may vote your shares at the meeting either in person or by proxy. You may also vote by telephone or via the internet. For more information regarding how to vote using any of these methods, please refer to the information provided in the Notice of Internet Availability and the proxy card.

Each share is entitled to one vote. If your shares are held by a broker, bank or other nominee (in “street name”), you must give voting instructions to that nominee. If your shares are held in street name, you must contact the nominee holder of the shares to revoke a proxy or to change your vote. You will not be able to vote or revoke a proxy at the meeting if your shares are held in street name, unless you hold a legal proxy issued by the nominee holder to you.

Voting by Proxy

Even if you plan to attend the meeting, we encourage you to vote by proxy. The Board of Directors has designated James M. Ford and Tom Anderson to serve as proxy holders for the meeting and their names appear on the proxy card. You may vote your shares by obtaining and marking a proxy card to indicate your vote on the matters presented at the meeting and the proxy holders will vote your shares as instructed (see the Notice of Internet Availability for information on how to obtain a proxy card). If no instructions are given, executed proxies will be voted FOR the election of all nominees for directors; FOR the nonbinding proposal on executive compensation; FOR approval of the 2011 Stock Incentive Plan; FOR ratification of the appointment of Moss Adams LLP as the independent registered public accounting firm for 2011; and in the proxy holder’s discretion on any other matters that may properly come before the shareholders at the meeting.

Determining a Quorum

A majority of the outstanding shares of common stock must be represented at the meeting, in person or by proxy, to constitute a quorum for the transaction of business. If you attend the meeting or submit a proxy but abstain from voting on a given matter, your shares will count as present for determining a quorum. If you do not sign your proxy, your shares cannot be voted at the meeting and your shares will not count as present for determining a quorum.

Broker non-votes will also be counted as “present” for establishing a quorum. A broker may vote your shares in his/her discretion on routine matters, including ratification of auditors, if they do not receive instructions on how to vote your shares. Your broker is prohibited from voting your shares on non-routine matters unless you have given voting instructions to your broker. All matters other than ratification of our auditors are deemed non-routine, so your broker may not vote on these matters in his/her discretion. Your broker, therefore, will need to return a proxy card without voting on non-routine matters if you do not give voting instructions, which is referred to as a “broker non-vote” or sometimes referred to as “uninstructed shares”.

Counting Votes

Each share of common stock is entitled to one vote. In an election of directors, each share is entitled to one vote for each director position to be filled, and you may not cumulate votes. In an election of directors where there are more nominees than open board positions, directors are elected by a plurality of votes, which means that the nominees receiving the most votes will be elected regardless of the number of votes cast in favor of each nominee. In an “uncontested” election of directors where the number of open board positions is the same as the number of nominees, directors are elected pursuant to the terms of our majority vote policy, which means the number of shares voted “for” the election of a director must exceed 50% of the number of votes cast with respect to such director’s election. The Company’s Bylaws require that any director receiving less than a majority of the votes cast in an uncontested election tenders his/her resignation after the conclusion of the shareholder meeting and that the board of directors considers the resignation in light of the impact on and composition of the remaining board members. The board may choose to accept or reject the resignation. If rejected, the director tendering the resignation may not stand for re-election at the next shareholder meeting electing board members. Approval of all other matters before shareholders at the annual meeting requires the affirmative vote (“for”) of a majority of the votes cast on such matter.

Revoking a Proxy

Execution of a proxy will not in any way affect a shareholder’s right to attend the meeting and vote. A proxy may be revoked by a holder of record prior to its exercise at the meeting by (a) presenting a proxy bearing a later date; (b) submitting a written revocation to Tom Anderson, Executive Vice President & Secretary, at PremierWest Bancorp, P.O. Box 40, Medford, Oregon 97501, prior to commencement of the meeting; or (c) if the shareholder is present at the meeting, by oral request or submission of such an instrument of revocation at the meeting. A shareholder attending the meeting need not revoke his or her proxy and vote in person unless he or she wishes to do so. Attendance at the meeting will not, of itself, revoke a proxy. You will not be able to revoke a proxy at the meeting if your shares are held in “street name” unless you hold a legal proxy from your broker.

Director and Officer Stock Ownership

Our authorized capital stock consists of 150,000,000 shares of common stock, no par value, and 1,000,000 shares of preferred stock, no par value. As of March 25, 2011, there were 10,034,491 shares of common stock issued and outstanding and entitled to vote at the meeting and 41,400 shares of Series B Preferred Stock, which for purposes of this shareholder meeting are non-voting. As of March 25, 2011, directors and executive officers, together with their affiliates owned 2,267,820 shares of common stock entitled to vote at the meeting, which shares represent 22.61% of the total shares outstanding and entitled to vote at the meeting.

Cost of Proxy Solicitation

PremierWest Bancorp will bear the cost of this proxy solicitation. We do not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy materials to principals and obtaining their proxies. In addition to solicitation of proxies by mail, we may also use officers and regular employees to solicit proxies from shareholders, either in person or by telephone, fax, or letter, without extra compensation.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE,

YOU ARE REQUESTED TO COMPLETE, DATE AND

SIGN A PROXY CARD AND

RETURN IT PROMPTLY IN THE

ENVELOPE PROVIDED.

BUSINESS OF THE MEETING

The following matters will be presented for shareholder action at the annual meeting:

PROPOSAL No. 1

Election of Directors

In accordance with our Bylaws, the Board of Directors has established the number of directors at twelve (12). Directors are elected by the shareholders at the annual shareholders’ meeting and serve until the next annual meeting or until their successors are elected and qualified. The Board of Directors has nominated the following persons to serve as directors for the ensuing year.

Nominees

The named nominees all served as directors of Bancorp and its subsidiary, PremierWest Bank, during 2010.

Name of Nominee	Age	Director Since*
John L. Anhorn	68	1998
James M. Ford	52	2006
Richard R. Hieb	66	1998
John A. Duke	72	1990
Patrick G. Huycke	61	1990
Rickar D. Watkins	65	2000
Brian R. Pargeter	68	2000
Dennis N. Hoffbuhr	62	1990
Thomas R. Becker	59	2000
James L. Patterson	71	1999
John B. Dickerson	70	2004
Georges C. St. Laurent, Jr.	74	2009

*	Includes service with PremierWest Bank and predecessor, Bank of Southern Oregon.

The proxy holders intend to vote FOR the election of the nominees listed above. If any nominee is unwilling or unable to serve, the proxy will be voted by the individuals named in the proxy for such substitute nominee as the Board of Directors may designate. Management has no reason to believe any nominee will be unavailable.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES SET FORTH ABOVE

TO SERVE AS DIRECTORS OF THE COMPANY.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Directors and Nominees

John L. Anhorn currently serves as Chairman of PremierWest Bank, a position he has held since December 2008. Prior to December of 2008, Mr. Anhorn served as Chief Executive Officer of PremierWest Bancorp, and has been a director since its formation and served as a director of its predecessor, Bank of Southern Oregon, since May 1998. Mr. Anhorn also serves as a director of PremierWest Bancorp’s subsidiary, PremierWest Bank. Mr. Anhorn previously served as President of Western Bank until April 1997, when Western Bank was acquired by Washington Mutual Bank. Mr. Anhorn has over 47 years’ experience in the banking industry.

James M. Ford is PremierWest Bancorp’s and PremierWest Bank’s President & Chief Executive Officer, and a director of PremierWest Bancorp and its subsidiary, PremierWest Bank. Mr. Ford was appointed President of PremierWest Bancorp and its subsidiary PremierWest Bank in October 2006 and at the same time joined the Boards of Directors of PremierWest Bancorp and PremierWest Bank. Mr. Ford joined PremierWest in March 2006 as part of a multi-year executive succession plan. He initially held the position of Senior Executive Vice President with direct responsibility for PremierWest Bank’s network of branches in Oregon and California, and PremierWest Bank’s Mortgage Division and PremierWest Finance Company. Mr. Ford’s career spans over 30 years in the financial services industry including roles as Executive Vice President of Planning and Development and Executive Vice President & Chief Operating Officer. Among other duties, he serves on the Board of Directors of the Oregon Bankers Association. He is a graduate of the University of Oregon and of the Pacific Coast Banking School at University of Washington.

Richard R. Hieb has served as Senior Executive Vice President & Chief Operating Officer of PremierWest Bancorp and PremierWest Bank since March 2005, and has been a director of PremierWest Bancorp since its formation; and served as a director of PremierWest Bank and its predecessor, Bank of Southern Oregon, since May 1998. Prior to his appointment as Senior Executive Vice President, Mr. Hieb served as Executive Vice President & Chief Operating Officer of PremierWest Bancorp and PremierWest Bank, and its predecessor Bank of Southern Oregon. Previous to his employment with PremierWest, Mr. Hieb was Executive Vice President & Chief Administrative Officer of Western Bank, until it was acquired by Washington Mutual Bank in April 1997. Mr. Hieb has in excess of 47 years’ experience in the banking industry.

John A. Duke is the Chairman of the Board and has served in that capacity with PremierWest Bancorp since its formation and served as a director with its predecessor, Bank of Southern Oregon, since its organization in 1990. Mr. Duke also served as a director for Jefferson State Bank, Medford, Oregon, until it was acquired by First Interstate Bank. For over five years Mr. Duke has been self-employed, managing his investments, including real estate, Superior Health Club and Superior Air Center, Inc., a Medford, Oregon based Aviation Company that provides services for privately owned aircraft and is the parent company of Million Air Medford a full service fixed base operator.

Patrick G. Huycke is the Vice-Chairman of the Board and has served as a director of PremierWest Bancorp since its formation, and served as a director of its predecessor, Bank of Southern Oregon, since 1994. For over five years Mr. Huycke has been a partner in the law firm, Huycke, O’Connor & Jarvis, LLP. Mr. Huycke received his law degree from Willamette University and has practiced law since 1975.

Rickar D. Watkins previously served as a director of United Bancorp and its subsidiary, Douglas National Bank, from 1993 until its merger with PremierWest Bancorp in May 2000, at which time he joined the Board of PremierWest Bancorp. Mr. Watkins is the Chief Executive Officer of Rick’s Medical Supply, Inc., a company he founded in 1974.

Brian R. Pargeter previously served as a director of United Bancorp and its subsidiary, Douglas National Bank, until its merger with PremierWest Bancorp in May 2000, at which time he joined the Board of PremierWest Bank. Mr. Pargeter was elected to the Board of PremierWest Bancorp in 2002. Mr. Pargeter is President and majority owner of Umpqua Insurance Agency, where he has been employed since 1967.

Dennis N. Hoffbuhr has served as a director of PremierWest Bancorp since its formation and served as a director of its predecessor, Bank of Southern Oregon, since its formation in 1990. Mr. Hoffbuhr has owned and operated Hoffbuhr and Associates, Inc., a land surveying and land use planning firm in Medford, Oregon for over five years. Mr. Hoffbuhr is a registered land surveyor certified by the Oregon State Board of Engineering Examiners.

Thomas R. Becker was a director of United Bancorp, which was acquired through a merger with PremierWest Bancorp in May 2000, and joined the Board as a result of that merger. Mr. Becker served as Executive Director of the Rogue Valley Manor, a continuing care retirement community in Medford, Oregon from 1978 through mid-year 2010. From 1990 to 2010, he was the Chief Executive Officer of Pacific Retirement Services, Inc., the parent corporation for 58 organizations providing housing and related services to over 3,000 seniors in Oregon, California, Wisconsin and Texas. Mr. Becker also serves as a director of Lithia Motors, Inc., a public corporation headquartered in Medford, Oregon.

James L. Patterson has served as a director of PremierWest Bancorp since its formation and served as a director of its predecessor, Bank of Southern Oregon, since 1999. Mr. Patterson retired from Pacific Power & Light in 1998 with thirty-four years of service. Since his retirement, he has worked as a self-employed business consultant.

John B. Dickerson previously served as a director of Mid Valley Bank until its merger with PremierWest Bank in January 2004, at which time he joined the Board of PremierWest Bancorp and PremierWest Bank. Mr. Dickerson served as Chief Executive Officer of Mid Valley Bank from 1990 until its merger with PremierWest in January 2004, at which time he retired.

Georges C. St. Laurent, Jr., joined PremierWest Bancorp’s and PremierWest Bank’s Board of Directors in September 2009. Mr. St Laurent, a seasoned business executive has for over five years been self-employed managing a portfolio of diverse investments in financial services, real estate and agricultural operations. Mr. St. Laurent Jr. served as Chairman and CEO and controlling shareholder of Western Bank, Oregon’s largest independent public bank during the 1990’s prior to its acquisition by Washington Mutual. Mr. St. Laurent’s business interests have spanned a wide variety of industries including serving as the CEO of GS Containers, the manufacturer of Sterno Canned Heat prior to its sale to Colgate Palmolive. Mr. St. Laurent is a graduate of Yale University and holds an MBA degree from Harvard.

Managing Committee

The following executive officers along with President & Chief Executive Officer, James M. Ford, comprise the Company’s Managing Committee and represent all of the Company’s executive officers. The Committee meets weekly to discuss and act on initiatives and strategies aligned with the Company’s Board approved Strategic Plan.

Tom Anderson, age 60, serves as Executive Vice President & Chief Administrative Officer for PremierWest Bancorp and its subsidiary, PremierWest Bank, a position he has held since 2008; prior to 2008 Mr. Anderson served as Executive Vice President & Chief Financial Officer for PremierWest Bancorp and PremierWest bank. Prior to joining PremierWest in 2002 Mr. Anderson served in various senior executive positions, including Chief Operating Officer and Chief Financial Officer, and a member of the Board of Directors with a Southern Oregon headquartered community bank prior to its sale in 2000. Mr. Anderson’s career spans 39 years in the banking field.

Michael Fowler, age 68, served as Executive Vice President & Chief Financial Officer of PremierWest Bancorp and its subsidiary, PremierWest Bank from April 2008 through January 2011, at which time he retired. Mr. Fowler’s career spans over 40 years, including 12 years of banking experience, extensive experience as the chief financial officer of both public and private companies and extensive non-banking experience, including service as a director and member of the audit committee of three public companies. From 2003 until joining PremierWest, Mr. Fowler worked for a national executive services firm with offices in 35 cities and over 450 partners. He holds a BS in Electrical Engineering degree and an MBA, both awarded by the University of Utah.

Douglas Biddle, age 57, was named Executive Vice President & Chief Financial Officer of PremierWest Bancorp and its subsidiary, PremierWest Bank in January 2011. From 2005 thru 2010 Mr. Biddle served as President & Chief Executive Officer of Plumas Bancorp, a California community bank. During his twenty year career at Plumas Bancorp, Mr. Biddle served in increasing senior positions including Chief Administrative Officer, Chief Financial Officer and Chief Operating Officer. Mr. Biddle earned a BA in Political Science from the University of California—Davis, an MBA from UCLA, and is a Certified Management Accountant.

Joe Danelson, age 53, joined PremierWest Bank in April 2008 and serves as Executive Vice President & Chief Banking Officer. Prior to joining PremierWest Mr. Danelson held various positions with U.S. Bank where he spent 21 years. From 2003 through March of 2008 Mr. Danelson served as Regional President for U.S. Bank’s Oregon Valley Coast Region. Mr. Danelson earned degrees from Montana State, Washington State, and the Pacific Coast Banking School at University of Washington. He also earned an MBA from Colorado State University.

William Yarbenet, age 52, serves as Executive Vice President & Chief Credit Officer for PremierWest Bank, a position he has held since August 2009. Mr. Yarbenet also served as Chief Credit Officer for Goldman Sachs Bank, USA, from 2004 to 2009, where he developed the credit infrastructure and managed credit risk for a de novo bank in the state of Utah. Prior to 2004 Mr. Yarbenet held various positions of increasing responsibility at Merrill Lynch & Co, including serving as Treasurer, Chief Financial Officer, and Chief Credit Officer for Merrill Lynch Bank & Trust Co., one of Merrill’s two domestic banking subsidiaries. Mr. Yarbenet holds an MBA in Management from Rutgers University and a BS in Economics from Allegheny College. He has in excess of 26 years in the banking industry.

Kenneth A. Wells, age 60, serves as Executive Vice President and Chief Marketing Officer of PremierWest Bancorp’s subsidiary, PremierWest Bank. Mr. Wells served as Senior Vice President & General Manager for Software.Com, LLC from January 2007 until joining PremierWest Bank in June 2008. He served as Vice President of Marketing for Big Fish Games, Inc. during 2005 and 2006. From 2003 to 2005 Mr. Wells was a self-employed marketing consultant. Mr. Wells has over 30 years of increasingly senior leadership roles in marketing, brand management, and community relations with major multinational brands. Mr. Wells is a graduate of The American University, Washington, D.C., with a BA in Government Administration.

COMPOSITION OF THE BOARD

The Board of Directors currently is comprised of twelve (12) members. In compliance with the NASDAQ listing standards, a majority of members of the Board are independent directors. The Board has reviewed the relationships between non-management directors and Bancorp and/or the Bank. Based on its review, the Board determined that John A. Duke, Patrick G. Huycke, Rickar D. Watkins, Brian R. Pargeter, Dennis N. Hoffbuhr, Thomas R. Becker, James L. Patterson, John B. Dickerson and Georges C. St. Laurent, Jr., are all independent directors, as defined in the NASDAQ listing standards.

Because we are a community bank, one of the more important criteria for serving on the Board of Directors is a director’s active involvement in the communities in our markets. Consequently, many of the Board members are businessmen in the communities in which they live. In making its determination of independence, the Board considered the various business relationships that exist between the Company and affiliates of individual Board members and determined that each of these business relationships is in the ordinary course of business and any payment made was nominal in amount, immaterial, and did not affect the ability of each individual to exercise independent judgment in carrying out the responsibilities as a director.

Bancorp has not adopted a formal policy requiring that all Board members attend the annual meeting of shareholders; however, all Board members are encouraged to attend all shareholders’ meetings. Last year, all Board members were in attendance at the annual meeting of shareholders.

Meetings and Committees of the Board of Directors

The Board and each of our Board committees regularly meet in executive session. The full Board of Directors met sixteen (16) times during 2010. All Board committees have regularly scheduled meetings except the Nominating and Compensation Committees, which meet as needed, upon the call of its chairman. Board committee chairs call for additional regular and special meetings of their committees, as they deem appropriate. During 2010, each director attended at least 75% of the Board meetings and meetings of committees on which they serve.

Director Qualifications and Experience

The following table identifies the primary experience, qualifications, attributes and skills that resulted in the Board’s decision to appoint and nominate directors to our Board. This information supplements the biographical information provided above. The vertical axis displays the primary factors or attributes reviewed by the Nominating Committee in evaluating a Board candidate. The absence of a “—” in any box should not be construed to be a determination that the director lacks such an attribute.

Director Qualifications and Experience	John Anhorn	James Ford	Richard Hieb	John Duke	Patrick Huycke	Rickar Watkins	Brian Pargeter	Dennis Hoffbuhr	Thomas Becker	James Patterson	John Dickerson	Georges St. Laurent, Jr.
Professional standing in chosen field	—	—	—	—	—	—	—	—	—	—	—	—

Expertise in financial services or related industry	—	—	—	—	—						—	—

Audited financial reporting knowledge		—	—	—					—	—	—	—

Civic and community involvement	—	—	—	—	—	—	—	—	—	—	—	—

Other public company experience	—	—	—	—					—			—

Leadership and team building skills	—	—	—	—	—	—	—	—	—	—	—	—

Specific skills/knowledge:

Finance	—	—	—	—	—	—	—		—	—	—	—

Technology		—	—						—

Marketing	—	—	—						—

Human Resources	—	—	—		—	—	—			—	—

Governance	—	—	—	—	—				—

Board Committees

During 2010, the Board of Directors of Bancorp maintained a Funds Management Committee, Credit Committee, Audit Committee, Executive Committee, Compensation Committee and a Nominating Committee. The Audit Committee, Compensation Committee and Nominating Committee are all comprised solely of independent directors in compliance with the NASDAQ listing standards.

The table below shows current membership information for each Board committee as of December 31, 2010:

Board Committee Membership	Funds Management	Credit Committee	Audit Committee	Executive Committee	Compensation Committee	Nominating Committee

John Anhorn	—	—		—

James Ford	—	—		—

Rich Hieb	—	—		—

John Duke		—		C	—	—

Patrick Huycke		—		—	C	C

Rickar Watkins	—	—

Brian Pargeter			—	—	—	—

Dennis Hoffbuhr		—

Thomas Becker	—		—

James Patterson			C	—	—	—

John Dickerson	—		—

Georges St.Laurent, Jr.	—	—		—	—	—

C = Chair

— = Member

Funds Management Committee

The Funds Management Committee is responsible for developing and maintaining asset/liability procedures, designating and communicating limits and controls and coordinating an integrated approach to balance sheet management. The Funds Management Committee held four (4) meetings during 2010.

Credit Committee

The purpose of the Credit Committee is to assist the Board of Directors of the Company by reviewing, approving and evaluating loan materials submitted to its subsidiary, PremierWest Bank, for loan amounts in excess of the internal limits of authority of the Chief Credit Officer and the Chief Executive Officer, as set from time to time by the Board of Directors. The Credit Committee held thirty-eight (38) meetings during 2010.

Audit Committee

The Audit Committee is responsible for oversight of the accounting, auditing and financial reporting processes, including the review and preparation of financial information disclosed to the public; monitoring the internal controls over financial accounting; and the performance and selection of the independent auditors. The Audit Committee is also responsible for receiving and investigating all inquiries and complaints relating to Bancorp’s accounting and auditing procedures and policies. The Board has adopted an Audit Committee charter that is available on its website at www.PremierWestBank.com. While each member of the Committee has the requisite employment and experience necessary and is appropriate to serve on the Audit Committee, Mr. Becker has the requisite education and experience to qualify as an “Audit Committee Financial Expert.” The Audit Committees of PremierWest Bancorp and PremierWest Bank met five and eleven times, respectively, during 2010.

Executive Committee

The Executive Committee is responsible for designing, implementing and monitoring corporate governance policies and a code of ethics, ensuring compliance with the NASDAQ listing standards and other corporate governance regulations promulgated under the Sarbanes-Oxley Act of 2002. The Executive Committee held eleven meetings during 2010. Except as specifically limited by the Board, the Company’s Articles of Incorporation or Bylaws, or applicable law, the Executive Committee is authorized to exercise any and all powers and have the authority of the Board during the time between meetings of the Board.

Compensation Committee

The Compensation Committee is responsible for establishing the compensation of the President & Chief Executive Officer and approving the compensation of the other executive officers upon recommendation of and after consultation with the President & Chief Executive Officer. Additionally, the Compensation Committee is responsible for overseeing the design and administration of certain compensation plans for Bancorp’s and its subsidiary, PremierWest Bank’s, officers, directors and employees. The Compensation Committee has adopted a charter that is available on the PremierWest’s website at www.PremierWestBank.com. The Compensation Committee held six meetings during 2010.

Nominating Committee

The Nominating Committee is comprised solely of independent directors. The Nominating Committee is responsible for evaluating the composition of the Board of Directors and selecting all director nominees for approval by the full Board of Directors to stand for election at the annual meeting of shareholders. The Nominating Committee has adopted a charter that is available on PremierWest’s website at www.PremierWestBank.com. The Nominating Committee did not meet in 2010, but met two times during the first two months of 2011.

Leadership Structure

The positions of Board Chair and President & Chief Executive Officer are filled by different individuals. Mr. Duke, an independent director, serves as Board Chair, while Mr. Ford serves as President & Chief Executive Officer. The Board believes that separating the roles of Chairman and Chief Executive Officer is preferable and in the best interests of shareholders because it gives our independent directors a significant role in the oversight of management and strategic direction of the Company. We believe that separation of the positions also enhances communication between management and the Board and provides the President & CEO with an individual to whom he can seek out input on key, significant decisions.

Risk Oversight

The Board oversees risk primarily through Board committees, with each committee responsible for overseeing risk within its area of responsibility, and also through executive officers assigned specific risk management responsibility who report to the Board of Directors or a specific committee. For example, our Compensation Committee oversees risks related to existing and proposed compensation arrangements. The

Compensation Committee has appointed the Chief Administrative Officer as the senior risk officer for compensation programs and practices. The Compensation Committee reviews a Compensation Risk Analysis Report twice each year and reviews the findings of the report with the full Board of Directors. The Credit Committee reviews, approves and evaluates loan policy and loans with greater risk. The Funds Management Committee oversees balance sheet management. The Company’s Director of Internal Auditor, Director of Credit Examination and Director of Compliance meet with the Audit Committee on a regular basis to discuss specific areas of risk. Our President & CEO leads the Managing Committee in evaluating potential risks to the Company. Management regularly reports to the Board and its various committees, including information with respect to key risks facing the Company, including credit, interest rate, liquidity, reputational, operational and compliance risk. The Board and Board committees consider the risk aspects of such information and often request additional information with respect to issues that involve risks to the Company.

DIRECTOR NOMINATIONS

The Nominating Committee annually reviews the composition of the Board and the contributions and qualifications of each director to determine the future needs of the Board. The Nominating Committee, to the extent it deems necessary and appropriate, consults with the executive officers, other directors, business associates, legal counsel and other community professionals to identify potential candidates and recommends qualified nominees to the full Board for consideration. The full Board evaluates the candidates in the context of the current composition of the Board, the operating requirements of Bancorp and the Bank, and the long-term interests of the shareholders. In performing this evaluation, the Board considers the diversity, age, skills, experience, community involvement and other factors it deems appropriate given the identified needs of the Board and Bancorp and the desire to maintain a balance of knowledge, experience and capabilities on the Board. The Board has not used in the past, and does not anticipate using in the future, an outside search firm to provide potential nominees.

The Board of Directors plays a critical role in guiding Bancorp and overseeing its management. As a result, the Board seeks to attract and retain qualified candidates for Board membership, regardless of the origin of recommendation, including shareholders. The demand for responsible corporate governance and financial reporting has created an increased call for highly qualified and capable public company directors. Qualified director nominees should possess high moral character and personal integrity; a high level of leadership or managerial experience; experience and knowledge relative to matters affecting Bancorp; the ability and willingness to contribute to the Board; the ability to exercise sound, independent business judgment; a long-term commitment to the interests of shareholders and growth of Bancorp; freedom from conflicts of interest; and the ability to dedicate sufficient time to Board activities and duties. Shareholders may recommend potential qualified director nominees to the Board of Directors by providing written notice to the Chairman of the Nominating Committee.

In addition, shareholders may nominate individuals to stand for election. To be effective, nominations must follow the procedures set forth in our Bylaws and be received by Bancorp’s Secretary at least 60 calendar days before the date corresponding to the date on which Bancorp’s proxy materials were mailed to shareholders for the annual meeting in the preceding year, and no more than 120 calendar days before that date; provided, however, if the date of the annual meeting is changed by more than 30 calendar days from the date corresponding to the date of the preceding year’s annual meeting, or if the Corporation did not hold an annual meeting in the preceding year, then the notice will be considered timely if it is received by Bancorp’s Secretary a reasonable time before the Corporation mails its proxy materials for the annual meeting, but in any event at least 30 days before the Corporation mails its proxy materials for the annual meeting. The notice must set forth (a) the name and address of the shareholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made, as well as the name and address of each person nominated by the shareholder; (b) a representation that the shareholder giving the notice is a holder of record of stock of the Corporation entitled to vote at the annual meeting and that the shareholder intends to appear in person or by proxy at the annual meeting to nominate the person(s) specified in the notice; (c) the class and number of shares of stock of the Corporation owned beneficially and of record by the shareholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (d) a description of all arrangements or understandings between or among any of (i) the shareholder giving the notice, (ii) the beneficial owner on whose behalf the notice is given, (iii) each nominee, and (iv) any other person(s) (naming such person(s)) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice; (e) such other information regarding each nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (f) the signed consent of each nominee to serve as a director of the Corporation if so elected. If the presiding officer determines that a nomination was not made in accordance with the Bylaws, he or she will so declare to the meeting, and the defective nomination will be disregarded. A shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934 and the SEC’s rules and regulations thereunder.

Bancorp did not receive any shareholders recommendations for nominees or any shareholder nominations for the 2011 annual meeting.

COMPENSATION DISCUSSION AND ANALYSIS

The Board of Directors is responsible for establishing and administering our executive compensation program. The Board delegates responsibility for reviewing compensation and recommending benefit programs and compensation levels to the Compensation Committee (referred to in this discussion and analysis as the “Committee”). The Committee operates under a charter, reviewed annually and posted on our website, and annually recommends to the Board for its approval the final compensation packages for our Chief Executive Officer and other executive officers.

Executive Compensation Philosophy and Objectives

Our compensation program is intended to provide competitive, comprehensive compensation packages that will attract, retain and motivate highly-qualified and talented people at all levels of our organization, but most importantly, the executive management team. To accomplish this objective, we try to provide compensation packages that are competitive within our industry segment and market while maintaining and promoting the interests of the Company and our shareholders. We believe in rewarding executives based on the Company’s performance.

The specific levels of compensation reflect the comparative level of job responsibility, the value of the job in the marketplace, and the competition for quality, key personnel in our industry. We have historically provided long-term and short-term incentives to meet certain strategic and financial goals and objectives that are integral to the success of the Company. Therefore, in addition to a competitive base salary, we have considered annual cash and equity bonus plans. We offer equity-based incentives that encourage our executive officers and directors to focus on maximizing long-term shareholder value. We believe that executives and directors with a significant equity interest have a vested interest in the long-term growth and financial success of the Company.

As a community banking organization, business relationships throughout our market communities are important at all levels of employment within the Company, making loyalty and longevity of employment important elements of our continued growth and success. We believe providing supplemental retirement programs and equity awards that vest over time, together with deferred compensation arrangements, encourages long-term employment with the Company.

As a participant in the U.S. Treasury’s TARP Capital Purchase Program, one of our objectives is to ensure compliance with compensation rules established by Treasury and to ensure our compensation programs do not encourage excessive or imprudent risk taking.

Establishing Compensation and Role of the Chief Executive Officer

The Committee is responsible for recommending the compensation package of our Chief Executive Officer and other executive officers. Our Chief Executive Officer proposes compensation packages for each executive officer to the Committee, which reviews and finalizes the compensation packages before presenting them to the Board. Based on the recommendations of the Committee, the Board reviews and approves the final compensation for all executive officers.

In November 2009, the Committee received an executive compensation review and analysis from EW Partners, an independent, outside compensation consultant, to assist in the determination of the type and level of compensation paid to executive officers and to the Board of Directors for 2010.

EW Partners utilized published compensation surveys including the Milliman 2009 Northwest Financial Industry Salary Survey (using data from participants with over $1 billion in assets), the 2009 California Bankers Association Compensation & Benefits Survey (using data from participants with assets from $1 billion to $10 billion), the 2009 California Department of Financial Institutes: Executive Officer and Director Compensation

Survey (using data from participants with assets over $1 billion), the 2008-2009 Watson-Wyatt Financial Institutions Benchmark Compensation Report (using data from participants with assets over $2 billion to $9.9 billion), and the Economic Research Institute 2009 Executive Compensation Assessor (using data from participants with assets over $2 billion to $5 billion).

Although we do not benchmark salaries, we try to ensure that our executive compensation program as a whole, and individual compensation packages, are competitive with pay for similar positions with similar companies or groups of companies within our industry. Individual compensation is established in accordance with the comparative information, experience, and individual performance evaluations for the respective executive. No one particular element or factor is weighed more heavily than another; rather, the compensation package is based on the collective judgment and discretion of the Committee members. The Committee and the Board are acutely aware, however, of the Company’s recent financial performance and determined that salary increases for 2010 were inappropriate.

Each Board member completes a written evaluation of Mr. Ford. The evaluation includes a variety of subjective, non-financial criteria, such as Leadership and Development; Quality and Service Delivery; Board Relations; Employee Relations; Community Relations; Political Effectiveness; and Strengths and Development Needs. The individual evaluations were compiled into a performance review report, which was used by the Committee in its evaluation of the performance of Mr. Ford. Although the evaluation is not directly aligned with the strategic plan, the evaluation criteria are reflective of attaining certain goals and objectives of that plan. Both the objective and subjective criteria evaluated are important to the successful implementation and execution of the strategic plan, and management’s ability to maintain continued growth and year-to-year profitability of the Company. For 2009 and the first half of 2010, Mr. Ford received a “good” Overall Performance Rating.

When determining the amount and form of annual compensation for the executive officers, the Committee reviews the total compensation earned by the executive relative to the total compensation earned by their counterparts in other companies. The Committee considers total compensation in the context of current fixed annual compensation, incentive compensation in the form of cash or equity and retirement benefits. The mix of these elements is considered in the context of the reasonableness of the compensation package relative to the executive compensation information for the comparative companies and Company goals and financial performance. The level of the annual base salary is determined by competitive market factors, job description and relative pay within the Company as well as consideration of Company financial performance and condition.

The Chief Executive Officer recommends a strategic plan to the Board of Directors that identifies specific financial goals and often includes: non-interest deposit growth, the level of non-performing assets and overall credit quality, amounts of loan charge-offs and recoveries, capital levels, non-interest income and non-interest expense levels, new branch expansions and market share growth. The Committee historically established target performance thresholds for the annual bonus plan based on these goals, and reviewed results of operations relative to target performance criteria as a measure of the performance of the executive officers in implementing and executing such plan. The Committee also considered individual performance and subjective criteria. For 2010, the Committee did not adopt a cash incentive bonus plan for executive officers. The Committee recommended an equity based incentive plan that would result in the issuance of long-term restricted stock grants if the Company was profitable.

Although tax considerations are not the compelling factor in determining the annual compensation package, the Company attempts to maximize the tax benefits related to compensation expense. Further, the Company is cognizant of the compensation expense associated with all equity awards. The Committee intends all compensation to be Internal Revenue Code section 162(m) compliant to permit the Company to realize the tax benefits of all compensation paid to executive officers to the extent permissible under the Internal Revenue Code. Currently, none of our executive officers are expected to receive compensation in excess of the $500,000 section 162(m) threshold for TARP participants. Additionally, agreements with executives limit benefits to Internal Revenue Code section 280G limits and encourage cooperation between the Company and the executive in minimizing the tax impact of payments in the event of a change-in-control. In 2010, the Committee reviewed all executive compensation arrangements for compliance with Internal Revenue Code section 409A and in December 2010 each executive entered into an amendment to ensure that existing agreements met documentation requirements under 409A.

The Company has entered into employment and benefit agreements with executive officers that set forth the terms and conditions of employment, benefits provided and rights of the executive in the event of death, disability, termination of employment and change-in-control. After the expiration of the initial term, subject to certain circumstances in which the agreement may not be terminated, the agreements automatically renew annually unless the Board of Directors elects not to renew the term. The Committee is guided in part by the terms of these arrangements in adopting new benefit plans and establishing salary and incentive compensation.

Components of 2010 Executive Officer Compensation

Base Salary

Base salaries are typically established using financial and non-financial criteria, current market conditions, job descriptions and relative pay, both internal among executives and external among a comparative group of companies or based on a review of survey data. Although we do not benchmark salaries to any specific criteria, we have historically used comparative industry information to affirm the reasonableness and competitiveness of salaries. We also consider performance evaluations. The Committee, Board and executive management are focused on returning the Company to profitability and have determined that salary increases are currently not appropriate.

Based on the Company’s performance, we have frozen salaries for executive officers. With the economic changes in the financial markets prompting reductions in operating costs at the Company, primarily reductions in staffing levels, Mr. Ford voluntarily recommended, midway through 2009, to reduce his base compensation, rolling back his salary to its 2007 level of $200,000. Mr. Ford’s base salary compensation for 2010 remained at $200,000. The Committee also recommended no increase in Board cash compensation for 2010.

Bonus Compensation

In past years, the Board has established a bonus plan based on the annual budget and strategic objectives with the amounts payable in cash if performance levels relative to the budgeted net profit are achieved. TARP Capital Purchase Program restrictions on incentive bonuses limit incentive compensation to long-term restricted stock grants. The Committee recommended and the Board approved equity incentive awards using shares under the 2002 Stock Incentive Plan as described below under “Equity Compensation.”

Retirement Compensation

Supplemental Executive Retirement Plans

The Company provides Supplemental Executive Retirement Plans (“SERPs”) for selected executive officers. The SERPs provide retirement benefits in addition to any benefit the executive might receive through a Deferred Compensation Agreement or participation in the Company’s 401(k) Plan. We provide SERPs as a means of promoting long-term employment and rewarding the executive for their commitment and loyalty to the Company. The amount an executive may receive under a SERP is directly tied to base salary at retirement or termination and years of service. In 2007, the Committee adopted a policy to standardize SERPs to contain the following provisions:

•	Generally, executive must be employed for 3 years before becoming eligible;

•	Annual benefits may not exceed 42% of base salary at normal retirement; and

•	Benefits are paid for 15 years beginning at the later of termination of employment or attaining retirement age.

As of the end of 2010, the Company’s accrued liability obligation under the existing SERPs for all of the named executive officers was $705,671. See the Pension Benefits Table for 2010 for individual amounts and detailed discussion of SERP benefits under “Post-Termination of Employment.”

Deferred Compensation Agreements

The Company offers executive officers the opportunity to enter into a Deferred Compensation Agreement and elect to defer receipt of up to 75% of their salaries in any given year, which allows the executive to defer payment of income taxes on earned income to a later date. The balance of an executive’s deferred compensation account accrues interest at a rate equal to the Company’s rate of return on equity for the plan year. Based on the performance of the Company during 2010 no earnings were credited to deferred amounts. The deferred amounts plus accrued interest are paid out over a pre-determined period following termination of employment. In the event of a change-in-control or after payments have started under the agreement, the rate of interest adjusts to the prime rate as published in the Wall Street Journal’s, “Money Rate” section.

Although the Company has a future obligation to make payments in accordance with the terms of the Deferred Compensation Agreement, the executive is considered an unsecured creditor of the Company. During 2010, no executive elected to defer compensation. The balance of deferred compensation accounts attributable to named executive officers at December 31, 2010 was $193,139.41. See the Non-Qualified Deferred Compensation Table for additional information.

Savings Plan and Other Benefits

We also maintain a tax-qualified 401(k) plan in which executive officers may participate under the same terms as all eligible employees of the Company. Executives may contribute up to the maximum amount permitted by law and during 2010 the Company matched up to the lesser of 25% of the executive’s contribution or 1.5% of the executive’s compensation. The Company’s match for 2010 and 2009 was 25% and 50%, respectively. Additionally, the Company has entered into agreements that provide a death benefit to beneficiaries of executives and other key employees. These agreements provide for death benefits to the executive’s named beneficiary in the event of death during and after termination of employment, provided the termination is not for cause and does not occur prior to normal retirement. The Company maintains life insurance on the executives to cover the cost of these obligations.

Equity Compensation

The 2002 Stock Incentive Plan is a shareholder approved plan that provides for the issuance of stock options, stock appreciation rights, stock awards, stock units and performance awards. Historically, we used stock options as the primary form of equity compensation as an incentive to focus on increasing long-term shareholder value. The Committee has recently recommended restricted stock grants, which result in using fewer shares than option grants and comply with TARP compensation rules.

Our stock option grants have an exercise price equal to the market value on the day of grant and a term of 10 years. We believe time vesting results in a commitment to long-term growth and is a retention tool. All option awards vest over time. Option awards granted to executive officers vest incrementally over 7 years with 50% of the award vesting in years six and seven. The number of options granted to individuals is based on the judgment of the Committee; however, the Committee considers the value and expense of options and the equity compensation practices of peers when determining the number of options granted.

The Committee discussed recommendations for executive officer incentive plans and evaluation formats with EW Partners and ultimately approved a “Restricted Share Award” Plan (the “Plan”) for executive officers and directors for 2010. The Plan provided for restricted shares to be granted to executive officers in an amount not to exceed thirty-three percent (33%) of the officer’s base salary conditioned on achievement of predetermined performance targets for the Company and, in the case of officers other than the Chief Executive Officer, results of individual performance evaluations. The Committee and the Board of Directors approved the following five Company performance targets for 2010:

•	Net income

•	Level of classified assets and other real estate owned

•	Non-interest expense

•	Monthly past due levels (as a percent of total loans)

•	Total risk based capital at 12/31/2010

No awards could be paid under the Plan, however, unless the Company posted a profit for the year. The maximum award equal in value to 33% of base salary is payable only if achievement exceeds 125% of the established targets. The awards to named executive officers other than the Chief Executive Officer are weighted 50% on achievement of the established Company performance targets and 50% based on achievement of predetermined personal goals and leadership competencies.

The Board of Directors recognized that the low market value of PremierWest stock could result in a large number of shares being issued under the Plan, and established a maximum number of shares to be issued for 2010 performance at 100,000. No awards were made under the Plan due to the lack of profitability.

The Board of Directors approved the following five Company performance targets for 2011:

•	Net income

•	Level of Classified Assets & Other Real Estate Owned

•	Non-Interest Expense

•	Non-Interest Income

•	Bank Tier 1 Capital

The Board also modified the Plan to continue the prohibition of awards to Directors or the President & Chief executive Officer if the Company did not achieve profitability, but to allow for consideration of awards to executive officers if substantial progress had been achieved.

The Committee adopted a stock ownership policy in 2009, with target ownership of 50,000 shares for the President and Chief Executive Officer, 10,000 for each executive vice president and 15,000 for each director (all excluding outstanding stock options). The Stock Ownership Policy also places restrictions on the number of shares directors and executive officers may sell in the open market during any one year. We believe that this policy vests each person in the Company’s long term financial success. All directors and executive officers were in compliance with the policy as of December 31, 2010. As a result of the February 2011 reverse stock split, the target ownership levels were adjusted to 5,000 for the President & Chief Executive Officer, 1,000 for executive vice presidents and 1,500 for directors.

Other Compensation

We also provide certain named executive officers country club memberships, use of a Company-owned vehicle, general disability insurance and long-term care insurance. The Company reimburses the executive for the individual cost of disability insurance and pays the premiums for the long-term care insurance. The Company either pays directly or reimburses the executive for the costs associated with the use of a vehicle, including maintenance, monthly payment and gas. The club memberships are paid directly by the Company and used by the executives for business entertainment and development. Executives are reimbursed for expenses incurred for business purposes.

Summary

Although the Company made significant improvements to financial performance and condition in 2010, the Company did not attain its profitability goal for 2010. The overall performance of Mr. Ford and executive officers reflected attainment of elements associated with our strategic plan, and, given the challenging economic conditions in 2010, we believe the overall executive compensation package for 2010 effectively accomplished its objective; and that 2010 compensation remained competitive with our counterparts in the industry and appropriate for a Company of our size with our performance record.

Compensation Consultants

During 2010 the Committee did not engage a compensation consultant, but used data and recommendations from the 2009 engagement of EW Partners in making decisions.

Effect of the Emergency Economic Stabilization Act of 2008 and the American Recovery and Reinvestment Act of 2009

On October 14, 2008, the U.S. Department of the Treasury (“Treasury”) announced the Capital Purchase Program (“CPP”) under the Emergency Economic Stabilization Act of 2008 (“EESA”). We participated in the CPP by selling preferred stock and a warrant to purchase common stock to the Treasury on February 13, 2009. As a result, we became subject to executive compensation requirements. On February 17, 2009, President Obama signed into law the American Recovery and Reinvestment Act of 2009 (“ARRA”). ARRA contains new restrictions on executive compensation for CPP participants, and amends the executive compensation and corporate governance provisions of EESA.

Our executives are subject to agreements that are designed to ensure compliance with TARP rules and remain effective for so long as Treasury owns any of our CPP equity securities. The material executive compensation requirements of EESA, ARRA and existing Treasury regulations are as follows:

•

ARRA prohibits bonus and similar payments to top employees. We cannot pay any “bonus, retention award, or incentive compensation” to our top five most highly-compensated employees for as long as any CPP-related obligations are outstanding. The prohibition does not apply to bonuses payable pursuant to “employment agreements” in effect prior to February 13, 2009. “Long-term” restricted stock is excluded from ARRA’s bonus prohibition, but only to the extent the value of the stock does not exceed one-third of the total amount of annual compensation of the employee receiving the stock, the stock does not “fully vest” until after all CPP-related obligations have been satisfied, and any other conditions which the Treasury may specify have been met.

•

Prohibition on compensation that provides an incentive to take unnecessary and excessive risks and that encourage earnings manipulation. The Committee reviews our named executive officers’ incentive compensation arrangements with our senior risk officers to ensure that such officers are not encouraged to take these risks.

•

Clawback. We are required to recover any bonus or incentive compensation paid to a senior executive officer (“SEO”) or one of the next 20 most highly compensated employees where the payment was later found to have been based on statements of earnings, gains or other criteria which prove to be materially inaccurate.

•

Golden parachutes. ARRA prohibits any payment to a senior executive officer or any of the next five most highly-compensated employees upon termination of employment for any reason for as long as any CPP-related obligations remain outstanding.

•	Limit on tax deduction. EESA and Treasury regulations limit our tax deduction for compensation paid to any named executive officer to $500,000 annually.

All of our Committee’s actions and decisions are made in the context of compliance with TARP compensation rules and we have focused our incentive programs to long-term restricted stock.

COMPENSATION COMMITTEE REPORT

The Compensation Committee is responsible for establishing and administering our executive compensation program. Within the parameters of the current program, as described in the Compensation Discussion and Analysis, the Committee annually reviews executive compensation and recommends to the Board for its approval appropriate modifications, including specific amounts and types of compensation for the executive officers. The Committee is responsible for establishing the compensation of the President & Chief Executive Officer and reviews for consideration by the Board the annual compensation of the other executive officers.

The Compensation Committee has met with management to review and discuss the content of the Compensation Discussion and Analysis. Based on our review and discussion, the Compensation Committee recommended to the full Board of Directors that the Compensation Discussion and Analysis be included in the annual report on Form 10-K and, as applicable, the Company proxy or information statement.

In accordance with the TARP Compensation Standards, the Committee must certify the completion of SEO and employee compensation reviews. The Compensation Committee certifies that:

1.	It has reviewed with the senior risk officer the SEO compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company;

2.	It has reviewed with the senior risk officer the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and

3.	It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

Compensation Risk Narrative

In accordance with the TARP Compensation Standards, the Compensation Committee must also provide a narrative regarding risks associated with the Company’s compensation programs. The following describes compensation programs in place, a discussion of potential risks, and elements of the program that mitigate risk:

•

Performance Based Incentive Bonus Plans: In accordance with a recommendation by its compensation consultant, the Compensation Committee approved a 2010 Restricted Share Award Program early in 2010. The Compensation Committee amended the Program for 2011 and submitted it to the full Board of Directors, at the February 24, 2011 meeting. Approval included allocation of a total of 27,500 shares and establishing five corporate objectives. Issuance of shares under the Program will be based on actual performance compared to the pre-established objectives. The President & Chief Executive Officer and members of the Board of Director are weighted 100% on achievement of corporate objectives, and are precluded from receiving awards if Bancorp does not achieve profitability for the full fiscal year. Performance for other executive officers is weighted 50% on corporate objectives and 50% on individual objectives and leadership skills.

Potential Risks:—Awards under the Program are based on five pre-approved specific performance targets for 2011 which include net income, classified assets and OREO levels, non-interest expense, non-interest income and Bank Tier 1 Capital. With incentives tied to financial results, a risk of fraud is present. The targets chosen could also encourage executives to take a course of action that is guided by meeting the targets rather than long-term institution health.

Key Risk Related Mitigating Features: Achievement of performance targets are tied directly to the long term profitability of Bancorp. Shares awarded under the program vest over an extended period of time, with 50% of the Award vesting in years 6 and 7 following granting of Award. Additionally

Awards will include a “claw back” provision. The inclusion of measures related to capital levels and credit quality ultimately discourage actions that could result in growth through imprudent or highly risky products or actions. All performance objectives are financial metrics which are audited both by internal examiners and external auditors.

•

Stock Options/Restricted Share Awards: Employees, generally supervisory, may be awarded options to purchase PremierWest stock or granted Restricted Shares, generally with a vesting period of seven years, with 50% of the vesting occurring during year six and seven.

Potential Risks:—Equity based compensation could encourage actions to focus solely on stock price appreciation and, therefore, could encourage risk-taking.

Key Risk Related Mitigating Features: The vesting structure of the options is heavily weighted towards the latter years, thereby encouraging decisions which benefit PremierWest and its shareholders on a long term basis versus any specific, short-term period.

•

Deferred Compensation Agreements: Executive Management and members of the Board of Directors are eligible to participate in a Deferred Compensation Program. Under the terms of the agreements parties may defer receipt of a portion of their annual cash compensation (salary or director fees). Compensation deferred is placed in a Deferred Compensation account for the benefit of the participant, and is not available for distribution until six months following a separation of service. The account is paid a rate of return equal to the average return on equity achieved by PremierWest for the immediately preceding year. The participant is considered an unsecured creditor of PremierWest.

Potential Risks:—The rate of return on amounts deferred is tied to an average return on equity of PremierWest, which could cause the participant to focus on this financial measure to improve the annual return in a specific year.

Key Risk Related Mitigating Features: The ROE measure represents a small portion of the benefit in that it is only an annual interest component. Further, the participant is considered an unsecured creditor and has a vested interest in the long term success of PremierWest to ensure receipt of the stream of payments or lump sum payment following separation of service.

•

Supplemental Executive Retirement Plans: Executives may participate, subject to Compensation Committee and Board approval, in a Supplemental Executive Retirement Plan (SERP) following completion of three years of service. A SERP provides for the executive to receive a percentage of their base salary for a specific period following normal retirement. The period is generally fifteen (15) years and the percentage of base salary is generally up to 42% of base salary at the time of separation of service. The executive is considered an unsecured creditor of PremierWest.

Potential Risks:—The SERP does not include features that are directly tied to any performance metric that would encourage an executive to manipulate results or to take on activity that threatens the long-term value of the institution.

Key Risk Related Mitigating Features: The payment is calculated on base salary at the time of separation of service and under most scenarios payments do not begin until the executive reaches normal retirement age and separates from service. The executive is considered an unsecured creditor. The executive has a vested interest in the long term success of PremierWest to ensure receipt of the fifteen (15) year stream of payments. The long-term nature of the compensation is a key mitigating feature of SERP compensation.

The Committee does not believe that current compensation agreements or incentive programs encourage undue risk and in fact have been structured to encourage a long term stream of strong sustainable earnings. Management’s belief is predicated on the fact agreements for executives are based on both net income achieved by PremierWest from year to year and that executives are considered unsecured creditors with a vested long term interest in the success of PremierWest. For those executives with SERP agreements this interest extends well past (15 years) of separation of service. Additionally, the Board previously approved a Stock Ownership Policy requiring Executive Officers and Directors to hold a specified number of shares in PremierWest with restrictions on sales, thereby increasing their long term interest in the success of the Company. Agreements, compensation programs, or incentive campaigns for non-executives are based on specific performance criteria designed to benefit long term profitable growth of Bancorp.

Submitted by Compensation Committee Members:

Patrick G. Huycke, Chairman

John A. Duke

James L. Patterson

Brian R. Pargeter

Georges C. St. Laurent, Jr.

EXECUTIVE COMPENSATION

The following table summarizes the total compensation earned by the named individuals for the fiscal year ended December 31, 2010, 2009 and 2008. The table includes information for the President & Chief Executive Officer, Chief Financial Officer and the next three highest compensated executive officers that earned total compensation for 2010 in excess of $100,000. These individuals are referred to as the “named executive officers”. Mr. Fowler retired in January 2011. Please refer to the narrative discussion of executive compensation arrangements following the Director Compensation tables.

SUMMARY COMPENSATION TABLE FOR 2010

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)		Total ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)		(j)
James M. Ford,	2010	$200,000		-	-	-	-	$48,448	$51,334	(7)	$299,782
President & Chief Executive Officer	2009	$200,000		-	-	-	-	$156,078	$53,711	(7)	$409,789
	2008	$220,000		-	-	$24,824	-	-	$53,841	(7)	$298,665
Tom Anderson,	2010	$181,960		-	-	-	-	$82,867	$13,317	(8)	$278,144
Executive Vice	2009	$181,960		-	-	-	-	$91,820	$17,083	(8)	$290,863
President & Chief Administrative Officer	2008	$175,000	(3)	-	-	$12,412	-	$77,911	$18,192	(8)	$283,515
Michael D. Fowler,	2010	$169,920		-	-	-	-	-	$7,213		$177,133
Executive Vice	2009	$169,920		-	-	-	-	-	$8,906		$178,826
President & Chief Financial Officer	2008	$118,144	(4)	-	-	$45,094	-	-	$47,052	(9)	$210,290
Joe Danelson,	2010	$178,520		-	-	-	-	-	$7,790		$186,310
Executive Vice	2009	$178,520	(3)	-	-	-	-	-	$115,980	(10)	$294,500
President & Chief Banking Officer	2008	$118,455	(5)	-	-	$66,555	-	-	$18,922	(10)	$203,932
William M. Yarbenet,	2010	$180,000		-	-	-	-	-	$8,377		$188,377
Executive Vice President	2009	$75,000	(6)	-	$8,000	-	-	-	$93,341	(11)	$176,341
& Chief Credit Officer	2008	-		-	-	-	-	-	-		-

(1)	The assumptions applied in determining the grant date fair value are set forth in Footnote 22 to the Consolidated Financial Statements for 2010.
(2)	Includes long-term care insurance premiums, club memberships (where appropriate), 401(k) matching contributions and personal use of automobile.
(3)	Includes amounts deferred under the Non-Qualified Deferred Compensation Plan: Mr. Anderson did not participate in 2010 or 2009, and deferred $42,000 in 2008. Mr. Danelson did not participate in 2010 or 2008, and deferred $11,500 for 2009.
(4)	Mr. Fowler was hired on 4/14/08, and his salary reflects actual amount paid in 2008, on a base annual salary of $165,000.
(5)	Mr. Danelson was hired on 4/21/08, and his salary reflects actual amount paid in 2008, on a base annual salary of $170,000.
(6)	Mr. Yarbenet was hired on 8/3/09, and his salary reflects actual amount paid in 2009, on a base annual salary of $180,000.
(7)	In addition to items included in footnote (2), includes director fees of $30,000, $30,000 and $29,600 in 2010, 2009 and 2008, respectively.
(8)	In addition to items included in footnote (2), includes reimbursement of long-term disability insurance premiums paid by the executive.
(9)	In addition to the items included in footnote (2), includes reimbursement of relocation expenses in the amount of $39,786.
(10)	In addition to the items included in footnote (2), includes reimbursement of relocation expenses in the amount of $106,449 and $11,816 in 2009 and 2008, respectively.
(11)	In addition to the items included in footnote (2), includes relocation allowance in the amount of $90,000 in 2009.

GRANTS OF PLAN-BASED AWARDS

There were no grants of plan-based awards made to executive officers during 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2010

The following table summarizes the outstanding equity awards as of December 31, 2010.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That have Not Vested (#)	Market Value of Shares or Units of Stock That Have not Vested ($)
(a)	(b)	(c)	(e)	(f)
James M. Ford	4,631	1,158	$159.80	4/1/2016	(4)	-	-
	132	529	$118.00	5/1/2017	(6)	-	-
	105	945	$89.90	5/1/2018	(7)	-	-
Tom Anderson	704	-	$40.90	3/1/2012	(1)	-	-
	326	-	$52.70	6/20/2012	(1)	-	-
	402	-	$53.10	5/1/2013	(1)	-	-
	511	-	$80.60	4/1/2014	(1)	-	-
	972	-	$90.90	3/17/2015	(1)	-	-
	110	441	$118.00	5/1/2017	(6)	-	-
	53	473	$89.90	5/1/2018	(7)	-	-
Michael D. Fowler	210	1,890	$90.60	4/14/2018	(2)	-	-
Joe Danelson	263	2,363	$89.80	4/21/2018	(3)	-	-
Bill Yarbenet	-	-	$-			475	$1,615	(5)

(1)	These options are fully vested.
(2)	These options vest on each anniversary of the grant date over seven (7) years as follows: 5%, 5%, 10%, 10%, 20%, 20% and 30%, and will be fully vested 4/14/15. As a result of Mr. Fowler’s retirement in January 2011, these options will terminate if not exercised by Mr. Fowler prior to 5/1/11.
(3)	These options vest on each anniversary of the grant date over seven (7) years as follows: 5%, 5%, 10%, 10%, 20%, 20% and 30%, and will be fully vested 4/21/15.
(4)	These options vest as to 20% of the award on each anniversary of the grant date and will be fully vested on 4/01/11.
(5)	These stock awards vest on each anniversary of the grant date over seven (7) years as follows: 5%, 5%, 10%, 10%, 20%, 20% and 30% and will be fully vested 8/3/16.
(6)	These options vest on each anniversary of the grant date over seven (7) years as follows: 5%, 5%, 10%, 10%, 20%, 20% and 30%, and will be fully vested 5/01/14.
(7)	These options vest on each anniversary of the grant date over seven (7) years as follows: 5%, 5%, 10%, 10%, 20%, 20% and 30%, and will be fully vested 5/01/15.

OPTION EXERCISES AND STOCK VESTED

There were no stock options exercised during 2010 by named executive officers. Twenty-five restricted shares valued at $85 and attributable to Mr. Yarbenet vested during 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

James M. Ford	-	-	-	-
Tom Anderson	-	-	-	-
Michael D. Fowler	-	-	-	-
Joe Danelson	-	-	-	-
Bill Yarbenet	-	-	25	$85

SERP AGREEMENTS

The Company has Supplemental Employee Retirement Plan Agreements (“SERP”) with two (2) of the named executive officers. The following table summarizes the benefits available to each named executive officer under his respective SERP as of December 31, 2010.

PENSION BENEFITS

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
James M. Ford	Supplemental Executive Retirement Plan	4.8	$204,525	-
Tom Anderson	Supplemental Executive Retirement Plan	8.9	$501,146	-
Michael D. Fowler	not eligible	-	-	-
Joe Danelson	not eligible	-	-	-
Bill Yarbenet	not eligible	-	-	-

The present value of the accumulated benefit for each of the named executive officers is the accrual balance as of December 31, 2010. A discount rate of 5.1% was used in calculating the accrual balance.

Mr. Ford and Mr. Anderson each are parties to a SERP Agreement. The agreements for Mr. Ford and Mr. Anderson provide for a maximum benefit of 15 years. The benefit is calculated as a percentage of their annual base salary at the time of separation from service. The benefit is payable at the latter of reaching normal retirement age or separation of service. Based on a separation of service at age sixty five (65), Mr. Ford’s and Mr. Anderson’s agreements provide for benefits equal to 42%, and 40%, respectively of their base salary. The agreements for Mr. Ford and Mr. Anderson accelerate vesting in the event of involuntary termination without cause or voluntary termination with cause. However, Mr. Ford and Mr. Anderson have each executed Compensation Modification Agreements, which among other things does not allow for the acceleration of benefits during the period which the Company continues to be a TARP recipient.

NONQUALIFIED DEFERRED COMPENSATION

The Company provides a Deferred Compensation Program in which each named executive may elect to participate. The Company’s Deferred Compensation Plan provides for each participant to defer receipt of up to 75% of their annual salary and bonus. Until a change-in-control or distributions begin, the Company is obligated to pay interest on balances in the account at an annual interest rate equal to the Return on Equity for the prior fiscal year. No earnings were credited to the accounts for 2010. After payments begin or after a change-in-control event, the account balance accrues interest at a rate equal to the then current Prime Rate as published in the Wall Street Journal’s, “Money Rate” section. Each participant has pre-elected a form of distribution as either a lump sum distribution or equal monthly installments over a set period of time. Participants are deemed unsecured creditors of the Company. The following table summarizes the activity in any such program for each participating executive for the fiscal-year ended December 31, 2010.

NONQUALIFIED DEFERRED COMPENSATION FOR 2010

Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals / Distributions	Aggregate Balance at Last FYE
(a)	(b)	(c)	(d)	(e)	(f)
James M. Ford	-	-	-	-	-
Tom Anderson	-	-	$(665)	-	$181,639
Michael D. Fowler	-	-	-	-	-
Joe Danelson	-	-	-	-	$11,500
Bill Yarbenet	-	-	-	-	-

(1)	All of the amounts set forth in column (b) are reported and included in Salary in the Summary Compensation Table.

DIRECTOR COMPENSATION

During 2010, each director of Bancorp, including employee-directors, received a flat fee based on Board position and number of committees each sits on. See Director Compensation table below.

The Compensation Committee evaluated the director compensation practices of Bancorp compared to those of other similar sized banking entities and public companies in the Pacific Northwest and determined that Bancorp’s director compensation for 2010 was appropriate. The Compensation Committee engaged an independent Compensation Consultant the last quarter of 2009 to review director and executive officer compensation levels. While the consultant (EW Partners, Inc.) concluded compensation paid to Bancorp directors was below that paid comparable public companies, the Compensation Committee recommended to the Board of Directors no increase in cash compensation for 2010. The Board accepted the Compensation Committee’s recommendation.

Pursuant to the terms of the Continuing Benefit Agreements and Director Deferred Compensation Agreements, each director may defer all or any portion of his director fees, which will accrue interest prior to distribution upon termination of service. Also, at the director’s expense, the director, their spouse and dependents may participate in group medical, dental, vision and accidental death and dismemberment insurance generally available to Bancorp employees. Under certain circumstances, directors remain eligible for these benefits after termination of service.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Total ($)
(a)	(b)	(d)	(f)	(h)
John Anhorn	$30,000	-	-	$30,000
Richard R. Hieb	$30,000	-	-	$30,000
John Duke	$40,800	-	-	$40,800
Patrick Huycke	$40,800	-	-	$40,800
Rickar Watkins	$32,400	-	-	$32,400
Brian Pargeter	$32,400	-	-	$32,400
Dennis Hoffbuhr	$32,400	-	-	$32,400
Thomas Becker	$32,400	-	-	$32,400
James Patterson	$36,000	-	-	$36,000
John Dickerson	$32,400	-	-	$32,400
Georges St.Laurent, Jr.	$32,400	-	-	$32,400

(1)	Includes amounts deferred for Watkins $6,000; Pargeter $32,400; Hoffbuhr $540; Becker $2,700; and Patterson $500.

Directors listed below individually hold the following number of outstanding (vested and unvested) stock options as of December 31, 2010:

Name	Stock Options
John Anhorn	4,882
Rich Hieb	3,824
John Duke	2,043
Patrick Huycke	4,882
Rickar Watkins	1,642
Brian Pargeter	431
Dennis Hoffbuhr	2,043
Thomas Becker	1,641
James Patterson	1,970
John Dickerson	1,172

Employment, Compensation and Benefit Agreements

The Company has entered into employment agreements with each of the named executive officers which provide for certain payments and continued benefits after termination of employment and in the event of a change-in-control. The Company also has entered into SERP agreements with two of the named executive officers which obligate the Company to make future payments after termination of employment. The SERP agreements are fully explained in the section titled “SERP Agreements.” The amount of payment due on separation varies depending on whether the separation was a voluntary or involuntary termination, retirement, disability or death. The amounts set forth in the tables, displayed in “Potential Payments Upon Termination,” assume the termination of employment or change-in-control occurred on December 31, 2010. Each of these executives has executed a Compensation Modification Agreement, which among other things prohibits the acceleration of benefits and limits certain payments during the period which the company continues to be a

TARP recipient. While certain payments are prohibited and the executives have each executed modification agreements, the payments displayed in the tables assume the Company is not a TARP recipient and that payments would be made under the terms of the original respective agreements.

Employment Agreement Provisions

The employment agreements for Messrs. Ford, Anderson, Fowler, Danelson and Yarbenet all provide the following benefits, either under the terms of the employment agreement or a separate agreement referenced in the employment agreement. The employment agreements automatically renew at the end of the initial term and each year thereafter, unless the Company elects not to renew the agreement. In the event of a change-in-control (as described below), the employment agreements become perpetual and the Company may not unilaterally cancel the agreement.

Upon termination of employment for any reason, including voluntary resignation or early retirement, the executive officers are entitled to receive: their base salary through the date of termination and, except if terminated for cause (as defined in the employment agreement) or executive voluntarily resigns, the executive officer is entitled to receive all unpaid bonuses and incentive compensation due executive officer; amounts accrued under any deferred compensation program in which the executives participated, unless terminated for cause; amounts payable under the 401(k) Plan and Supplemental Executive Retirement Plan; and the right to exercise all vested, unexercised stock options

Additionally, upon retirement or execution of a Separation Agreement in the event of termination without cause, termination for good reason, or termination (other than for cause) six months after a change-in-control, the executive officer shall receive the following: all unvested equity awards shall vest; the Company shall pay the 401(k) match equal to the amount due if the executive had remained employed through the end of the year; the Company shall provide health care coverage for executive officer and spouse for 15 years following termination of employment for Messrs. Ford and Anderson; and the Company will continue to pay premiums on Long-Term Care Insurance Policy for executive officer and spouse.

Under the Separation Agreement, the executive officer may elect not to compete with the Company, in which case the executive officer will continue to receive a monthly payment equal to one-twelfth (1/12th) of the executive officer’s base salary, for each month executive officer satisfies the terms of non-compete. Messrs. Ford and Fowler may receive such payments for up to two years after the separation date, while the time period for such payments to Messrs. Anderson, Danelson and Yarbenet is one year.

Benefits if Termination is result of Death

The Company maintains life insurance policies on Messrs. Ford and Anderson and has entered into agreements to provide a death benefit to the executive’s estate in the amount of $150,000 and $250,000 for Messrs. Ford and Anderson, respectively. In addition to these insurance benefits and the other benefits to which the executive generally is entitled upon termination, agreements for Messrs. Ford and Anderson state that the Company will maintain health insurance for the deceased executive’s spouse for a period of 15 years after the date of death, if death occurred before retirement; or for 15 years after the date of separation if death occurred at or after retirement. The spouse may elect to continue the Long-Term Care Insurance, in which case the additional premiums paid by the Company shall reduce any death benefit.

Supplemental Executive Retirement Plan

Messrs. Ford and Anderson are parties to Supplemental Employee Retirement Plan (“SERP”) agreements with the Company. The benefits under these agreements are outlined under the section titled “SERP Agreements.”

Change-In-Control

Under the employment agreements and SERP agreements, a “change-in-control” is defined as any of the following events: a corporate transaction in which more than 50% of the voting power after such transaction is held by persons other than persons holding such voting power before the transaction; a person or designated group of persons pursuant to Rule 13D of the Securities Exchange Act of 1934, acquires 25% or more of Company’s voting securities; a person or group acquires 10% of the voting securities and such person or the group’s nominee becomes Chairman of the Board; within a two-year period a majority of the Board of Directors changes; or the Company sells substantially all of its assets.

Potential Payments Upon Termination

The following tables estimate the benefits that each named executive would receive in the event of termination and/or change-in-control. For purposes of this table, the termination event or change-in-control is deemed to have occurred on December 31, 2010. While payments may contractually be made on a monthly basis, the following tables present the information as annual payments. These tables also assume the Company is not a TARP recipient and that payments would be made under the terms of the original respective agreements and not subject to the CPP Compensation Regulations. Under the terms of the employment agreements with certain named executives and under certain termination scenarios, unvested stock options accelerate; however, the closing price of PremierWest Bancorp securities on December 31, 2010, was substantially below the exercise price of all stock options. Therefore, no value is attributed to acceleration upon termination in the table below.

Involuntary Without Cause or Voluntary for Good Reason	Mr. Ford	Mr. Anderson	Mr. Fowler	Mr. Danelson	Mr. Yarbenet
SERP (1)(6)	$44,000	$61,866	-	-	-
Health & Long-Term Care Insurance (2)(6)	$21,173	$15,194	-	-	-
Deferred Compensation, Annual Payment (3)(6)	-	$45,576	-	$1,150
Non-Compete/Consulting Payment (4)(6)	$200,000	$181,960	$169,920	$178,520	$180,000
Survivor Death Benefit (5)(7)(8)	$150,000	$250,000	-	-	-

Voluntary Without Good Reason
SERP (1)(6)	$32,000	$50,949	-	-	-
Health & Long-Term Care Insurance	-	-	-	-	-
Deferred Compensation, Annual Payment (3)(6)	-	$45,576	-	$1,150
Survivor Death Benefit	-	-	-	-	-

Long-Term Disability
SERP (1)(6)	$32,000	$50,949	-	-	-
Health & Long-Term Care Insurance	-	-	-	-	-
Deferred Compensation, Annual Payment (3)(6)	-	$45,576	-	$1,150
Survivor Death Benefit (5)(7)(8)	$150,000	$250,000	-	-	-

Termination as a Result of Death
SERP (1)(6)	$84,000	$61,866	-	-	-
Health & Long-Term Care Insurance (2)(6)	$10,319	$9,293	-	-	-
Deferred Compensation, Annual Payment (3)(6)	-	$45,576	-	$1,150
Survivor Death Benefit (5)(7)	$250,000	$350,000	$100,000	$100,000	$100,000

Six (6) Months Following Change in Control
SERP (1)(6)	$44,000	$61,866	-	-	-
Health & Long-Term Care Insurance (2)(6)	$21,173	$15,194	-	-	-
Deferred Compensation, Annual Payment (3)(6)	-	$45,576	-	$1,150
Noncompete/Consulting Payment (4)(6)	$200,000	$181,960	$169,920	$178,520	$180,000
Survivor Death Benefit (5)(7)(8)	$150,000	$250,000	-	-	-

(1)	Payments for Messrs. Ford and Anderson are for a period of fifteen (15) years following separation of service and are based on a percentage of their respective base salary at the time of termination. The percentage is determined based on the reason for termination. Messrs. Fowler, Danelson and Yarbenet were not eligible to participate in a SERP agreement at December 31, 2010.
(2)	The Company has agreed to provide the executives and their spouse health insurance coverage for a period of fifteen (15) years following termination. No continued coverage is provided if the termination is a result of disability or voluntary termination without good reason prior to the executives normal retirement age. The Company has also agreed to continue making long term care premium payments under certain termination scenarios.
(3)	The deferred compensation payments are payments on amounts of income previously earned for which receipt was deferred for tax purposes, plus interest accrued. The annual payment indicated in the table represents the balance of the executives account divided by the previously elected term for distribution.
(4)

Each executive, under certain termination scenarios, may elect to enter into a non-compete agreement for a period of one or two years. The executive would receive one-twelfth (1/12th) of his annual base salary for each month that he abides by the terms of the non-compete agreement. The Agreements for Messrs. Ford, Fowler and Yarbenet provide for a non-compete period of up to two years. Agreements for Messrs. Danelson and Anderson provide for a non-compete period of up to one year.

(5)	The Company maintains life insurance policies on Messrs. Ford and Anderson and has entered into agreements to provide a death benefit to the executives’ beneficiaries in the amount of $150,000 and $250,000 Messrs. Ford and Anderson, respectively. The executive is fully vested in this benefit if termination is a result of a disability; without cause; with good reason or the result of a change in control. All executives also participate in a group life insurance program available to all employees. The group program provides for a death benefit equal to one times the employee’s base salary with a maximum benefit of $100,000, provided death occurs prior to termination of employment.
(6)	Amount shown represents annual payment.
(7)	Amount shown is one-time lump sum payment.
(8)	Payment shown would be made at time of death if death occurred following termination.

Equity Award Practices

To attract top quality executives, we grant an initial stock option or restricted stock award to executives as both an incentive and inducement to join the Company. These awards are always made at fair market value on the date of grant, which generally is the first day of employment. The Compensation Committee reviews and approves awards at regularly scheduled meetings in the first half of the year and sets a specific future date on which the awards will be granted. The Company did not issue any stock options or restricted stock awards in 2010.

TRANSACTIONS WITH DIRECTORS AND OFFICERS

PremierWest Bank has deposit and lending relationships with many of its directors and officers, as well as with their affiliates. All loans to directors, officers and their affiliates were made in the ordinary course of business, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal credit risk or present other unfavorable features. All of the loans are current and all required payments thereon have been made. As of December 31, 2010, the aggregate outstanding amount of all loans to officers and directors was approximately $24.1 million.

The Company has a conflict of interest provision in its Code of Ethics, which requires all officers and directors to present potential conflicts of interest before the Board for review. Such conflicts routinely arise as a result of potential business relationships between the Bank and its officers and directors. The Company has adopted a written policy to address and review certain business relationships with officers and directors arising in the ordinary course of business with the Bank and its affiliates that could potentially be a conflict of interest or otherwise compromise the independent judgment of the Board members. The policy expressly exempts review of lending activities that are otherwise reviewed and approved by the Board of Directors and are on terms no more favorable than would be afforded an unrelated third party. Additionally, non-loan related transactions are reviewed if they exceed $5,000 in value.

The individual officer or director is required to bring all reviewable transactions to the attention of the Audit Committee, which makes an initial evaluation. In addition to Audit Committee members, any other Board member may participate in the evaluation process and may vote on the matter (other than the director party to the transaction). Annually, the Company issues questionnaires to all of its executive officers and directors, inquiring as to any business relationships existing or entered into in the past fiscal year, or contemplated for the coming fiscal year.

During 2010, the law firm of Huycke, O’Connor, Jarvis & Lohman, LLP of which director Patrick Huycke is a partner was utilized for various legal issues by PremierWest Bank. It was determined that the use of the law firm that director Huycke is associated with did not jeopardize his ability to remain independent when carrying out his duties as a director of PremierWest Bancorp or its subsidiary, PremierWest Bank.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

The following table sets forth the shares of common stock beneficially owned as of as of March 25, 2011, by any shareholder who is (i) known by the Company to own beneficially more than 5 percent of the outstanding shares of any class of stock, (ii) each of director (iii) each of our executive officers, and (iv) all of our directors and executive officers as a group.

Name and Title of Beneficial Owner	Class of Stock	Shares of Stock	Restricted Stock Vesting Within 60 Days	Stock Options Exercisable Within 60 Days	Shares Held in 401(K) Plan(2)	Total Shares of Stock Owned(3)	Percentage of Class Owned(4)
Thomas Becker, Director	Common	106,851	-	3,967	-	110,818	1.10%
John Dickerson, Director	Common	46,517	-	1,171	-	47,688	*
John A. Duke, Director Chairman PremierWest Bancorp	Common	687,433	-	2,040	-	689,473	6.87%
Dennis Hoffbuhr, Director	Common	27,085	-	2,040	-	29,125	*
Patrick G. Huycke, Director	Common	73,266	-	2,040	-	75,306	*
Brian Pargeter, Director	Common	45,581	-	430	-	46,011	*
James Patterson, Director	Common	3,382	-	1,967	-	5,349	*
Georges C. St. Laurent, Jr., Director	Common	987,833	-	-	-	987,833	9.84%
Rickar Watkins, Director	Common	23,285	-	1,638	-	24,923	*
John Anhorn, Director Chairman PremierWest Bank	Common	18,644	-	3,934	3,293	25,871	*
Richard Hieb, COO, Director	Common	13,583	-	3,254	3,025	19,862	*
Tom Anderson, Executive Vice President & Chief Administrative Officer	Common	28,933	-	3,183	1,347	33,463	*
Douglas Biddle, Executive Vice President & Chief Financial Officer	Common	500	-	-	-	500	*
Joe Danelson, Executive Vice President & Chief Banking Officer	Common	-	-	525	5,772	6,297	*
James M. Ford, President & Chief Executive Officer	Common	12,708	-	6,196	38	18,942	*
Michael D. Fowler, Former Executive Vice President & Chief Financial Officer	Common	2,352	-	420	-	2,772	*
Kenneth A. Wells, Executive Vice President & Chief Marketing Officer	Common	-	-	-	1,117	1,117	*
William M. Yarbenet, Executive Vice President & Chief Credit Officer	Common	1,636	25	-	-	1,661	*
PremierWest 401K Plan	Common	156,351	-	-	-	156,351	1.56%
U.S. Department of the Treasury	Series B Preferred	41,400	-	-	-	41,400	100.00%
U.S. Department of the Treasury	Common (Warrant)	103,846	-	-	-	103,846	1.02%
All Directors and Executive Officers as a Group (18 persons and 401K Plan)	Common	-	-	-	-	2,268,770	22.61%
Name and address of beneficial owners of more than 5% of voting stock
Orca Investment Management, LLC 738 SE Kane Street, Roseburg, OR 97470 (a)	Common	741,737				741,737	7.39%

1-	Represents shares deemed beneficial ownership; including shares held in trusts, Individual Retirement accounts, SEP Accounts or by the individual’s spouse.
2-	Represents those shares held in PremierWest Bancorp 401K Profit Sharing Plan for the benefit of the executive officer.
3-	Represents the total number of shares owned, and includes stock options exercisable and restricted shares vesting within sixty (60) days.
4-*	indicates less than 1.0%.
(a)	Based on information filed on Schedule 13G on January 31, 2011

PROPOSAL No. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of the ARRA, until such time as the Series B Preferred Stock issued pursuant to the CPP is redeemed, PremierWest Bancorp is required annually to submit to shareholders for their approval the executive compensation arrangements of the named executive officers as described in its proxy statements. This proposal, commonly known as a “Say-on-Pay” proposal, provides our shareholders the opportunity to approve or not approve our current executive compensation program and policies through a vote on the following resolution:

“RESOLVED, that the shareholders approve the compensation of executive officers as described in the Compensation Discussion & Analysis and tabular disclosure regarding Named Executive Officer compensation (together with the accompanying narrative disclosure in this Proxy Statement.)”

As provided in the ARRA, the vote is not binding on the Board of Directors and may not be construed as overruling a decision by the Board of Directors, nor creating or implying any additional fiduciary duty by the Board of Directors, nor be construed to restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation. As a TARP participant, we are required to submit the say-on-pay vote each year and are not required to submit a proposal soliciting shareholder recommendations on the frequency of the say-on-pay vote.

The Company believes that its compensation policies and procedures are strongly aligned with the long-term interests of its shareholders.

Executive Compensation

The compensation of the named executive officers is set forth in the various compensation tables and narratives accompanying those tables. Additionally, the Compensation Discussion and Analysis section of this Proxy provides a general description of our compensation philosophy and the various types of compensation used. We encourage you to refer to this information when voting. The Compensation Committee has not made any substantive changes to the executive compensation packages reflected in this proxy, but may consider such changes as may be necessary or appropriate to address changes in the duties and responsibilities of any of the named executives or changes that may be required by Treasury under TARP regulations and applicable provisions of EESA and ARRA. We believe that the current management structure and compensation package are instrumental to our future success and our ability to attract and retain the best possible management team to lead the Company in the future.

Vote Required and Effect

Approval of our executive compensation policies and procedures as described in this proxy statement requires that the number of votes cast in favor of the proposal exceed the number of votes cast against it. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the determination as to whether our executive compensation policies and procedures are approved. Because this shareholder vote is advisory only, the outcome will not be binding on the Company, the Board of Directors or the Compensation Committee. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING IN FAVOR OF THE RESOLUTION APPROVING THE COMPANY EXECUTIVE COMPENSATION ARRANGEMENTS AS DESCRIBED IN THIS PROXY STATEMENT

PROPOSAL No. 3

APPROVAL OF PREMIERWEST BANCORP 2011 STOCK INCENTIVE PLAN

We currently maintain one active equity-based incentive plan, the PremierWest Bancorp 2002 Stock Incentive Plan (the “2002 Plan”). Upon shareholder approval of the 2002 Plan, we suspended making grants under the Company’s 1992 Stock Option Plan. In 2005, we adopted and shareholders approved an amendment and restatement of the 2002 Plan to allow for the issuance of restricted stock grants in addition to stock options. In 2007, we adopted and shareholders approved an increase in the number of shares available for issuance under the 2002 Plan. The 2002 Plan currently allows for the issuance of up to 214,012 shares of stock awards, of which a total of 128,636 shares remained available for issuance as of December 31, 2010.

As of December 31, 2010, there were 500 restricted stock grants outstanding, which are expected to fully vest by 2016 and stock options to purchase 85,376 shares of common stock, all at weighted average exercise prices above $91.33. Of the outstanding options, 50,207 are vested and currently exercisable. The 2002 Plan provides for the issuance of stock options, stock appreciation rights, stock awards, stock units and performance awards. Historically, we have used stock options as the preferred form of equity compensation as an incentive for management and the Board of Directors to focus on increasing long-term, shareholder wealth. As a TARP participant, we are limited to making long-term restricted stock grants.

Reasons for the 2011 Stock Incentive Plan

Upon the recommendation of the Compensation Committee, the Board of Directors adopted the PremierWest Bancorp 2011 Stock Incentive Plan effective February 24, 2011, subject to shareholder approval. We are seeking shareholder approval of the 2011 Stock Incentive Plan at the Annual Meeting.

We consider equity-based incentive compensation as essential to helping the Company attract and retain key employees, and from time to time an important component of director compensation. We believe that stock options and restricted stock grants are effective tools in encouraging and facilitating stock ownership by employees and directors. The 2002 Plan expires March 28, 2012, and the Compensation Committee determined that it is in the Company’s best interests to continue to maintain a plan that provides for equity-based compensation alternatives.

The principal features of the 2011 Plan are summarized below, which description is qualified by reference to the terms of the 2011 Plan attached as Appendix A.

Description of the 2011 Stock Incentive Plan.

We are authorized to grant incentive and non-qualified stock options, and make restricted stock and restricted stock unit grants, under the 2011 Plan. The 2011 Plan will be administered by the Compensation Committee, with the Chief Executive Officer authorized to make awards of up to 5,000 shares.

The 2011 Plan is substantively the same as the 2002 Plan with the following material differences:

•	the 2011 Plan includes specific language in the plan document to ensure TARP compliance—for grants under the 2002 Plan we included restrictive language in the award agreement;

•	the 2011 Plan expressly requires shareholder approval for repricing of stock options;

•	the 2011 Plan expressly prohibits loans in connection with the exercise or receipt of an award; and

•	the 2011 Plan lowers the limit on awards to one person in a calendar year to a 20,000 share maximum.

Upon shareholder approval, the 2011 Plan will be effective May 26, 2011, and will terminate May 25, 2021, and we will stop issuing awards under the 2002 Plan. Termination of the 2011 Plan will not, however, affect the life of any outstanding awards under the 2002 Plan or prior Company stock incentive plans.

Shares Available. Shares of PremierWest Bancorp common stock that may be awarded under the 2011 Plan are:

•	the 500,000 shares reserved for issuance under the 2011 Plan; and

•	any shares represented by awards made under the 2011 Plan that terminate, are forfeited or cancelled, or expire without delivery of shares, or otherwise result in the return of shares to the Company.

The 2011 Plan limits the maximum aggregate number of shares underlying all awards to any person in any single calendar year to 20,000 shares of common stock.

Eligibility. At the discretion of the Compensation Committee, and to a limited extent the Chief Executive Officer, awards may be granted to employees, officers, directors and other service providers of the Company and PremierWest Bank. Incentive stock options may be awarded only to employees of the Company or its subsidiaries. Nonqualified stock options and restricted stock grants may be awarded to directors, employees and consultants or advisors of the Company and its subsidiaries, as well as to persons to whom offers of employment have been made. The Committee, in its discretion, will select the individuals to whom options and restricted stock will be awarded, the time or times at which such awards are made, and the number of shares subject to each award.

Amendments. The 2011 Plan may be amended by the Committee without shareholder approval, except for amendments that (i) increase the number of shares authorized; (ii) expand the class of persons eligible to participate; (iii) authorize the amendment of any stock option to reduce its exercise price (except as required in connection with stock splits and similar corporate transactions); (iv) permit the cancellation of any stock option and replacement with an award with a lesser per share exercise price; or (v) make any other change that requires shareholder approval pursuant to applicable rules and regulations.

Financial Effects of Awards. The Company will receive no monetary consideration for the granting of awards under the 2011 Plan, other than payment of the exercise price for shares of common stock subject to stock options issued under the 2011 Plan. Except to the extent the Committee provides in an agreement reflecting an award of restricted stock or restricted stock units, the Company will not receive any monetary consideration for the issuance of restricted stock. The Company is required to accrue compensation expense for the grant of options or other equity based instruments such as restricted stock and restricted stock units. Generally, the measurement date of the expense is the date of grant, subject to adjustment over the vesting or performance period for the award.

Terms and Conditions of Awards.

Written Agreement. Each award must be evidenced by a written agreement between the Company and the optionee or grantee.

Exercise Price. The Committee will determine the exercise price for the shares of common stock underlying each stock option at the time the stock option is awarded. The exercise price for shares under a stock option may not be less than 100% of the fair market value of the common stock on the date such option is granted. The Committee will determine whether or not a restricted stock grantee must make a payment for all or some portion of the fair market value of the shares of common stock covered by the award. The fair market value for a share of common stock underlying each award is the closing price per share on the NASDAQ Capital Market on the date the award is granted.

Vesting. The Committee will determine when stock options become exercisable. In the case of restricted stock grants, the Committee will also determine whether grants are subject to a performance-based vesting schedule, a time-based vesting schedule or combination of both. The terms of vesting are at the discretion of the Committee.

Form of Consideration. The means of payment for shares issued upon exercise of an award will be specified in each award agreement. The 2011 Plan permits payment of the exercise price of a stock option to be made by cash, check, and by delivery of other shares of common stock that have been owned for six months or more as of the exercise date. For nonqualified stock option exercises and restricted stock grants, the recipient must also pay the amount of federal, state, and local withholding taxes required to be withheld.

Term of Stock Options. The term of a stock option may be no more than ten years from the date of grant. No stock option may be exercised after the expiration of its term.

Death or Disability. If an optionee’s employment, services as a director or consulting relationship terminates as a result of his or her death, then all stock options he or she could have exercised at the date of death, may be exercised within the twelve month period following death by his or her estate or by the person who acquires the exercise right by bequest or inheritance. In addition, if optionee’s employment, services as a director or consulting relationship terminates as a result of the optionee’s total and permanent disability, then the optionee may, within twelve months after the termination, exercise all stock options he or she could have exercised at the termination date, provided that no such stock options may be exercised after expiration of the term specified in the stock option agreement.

Adjustments upon Changes in Capitalization, Merger or Sale of Assets. In the event that the Company’s common stock changes by reason of any stock split, dividend, combination, reclassification or other similar change in capital structure effected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of stock subject to the 2011 Plan, the number and class of shares of stock subject to any outstanding stock option under the 2011 Plan, and the exercise price for shares subject to any such outstanding stock option. In the event of a liquidation or dissolution, any unexercised awards will terminate.

In the event of a change in control of the Company, all outstanding stock options terminate effective as of the effective date of such transaction, unless and only to the extent that the terms and conditions of the transaction expressly provide for the assumption of the 2011 Plan and the continuation of outstanding stock options. Each optionee will receive prior written notice of the expected occurrence of any such transaction and be permitted to tender a notice of exercise of any outstanding stock option, conditioned upon the transaction actually occurring. The terms and conditions of the transaction may provide for the assumption of the 2011 Plan with respect only to outstanding restricted stock grants that have not fully vested and the assignment to and assumption by the surviving corporation of the rights and obligation of the Company under each outstanding restricted stock agreement.

Nontransferability. ISOs, restricted stock and restricted stock units may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. Non-ISOs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, pursuant to the terms of a qualified domestic relations order, or, in the sole discretion of the Committee, in connection with a transfer for estate or retirement planning purposes to a trust established for such purposes.

Other Provisions. An award agreement may contain other terms, provisions, and conditions not inconsistent with the 2011 Plan, as may be determined by the Committee.

Federal Income Tax Consequences

Incentive Stock Options (ISO). An employee recognizes no taxable income upon the grant of an ISO. If the employee holds the option shares for at least two years from the date the ISO is granted and one year from the date the ISO is exercised, any gain realized on the sale of the shares received upon exercise of such ISO is taxed as long-term capital gain. However, the difference between the fair market value of the stock at the date of exercise and the exercise price of the ISO will be treated as an item of tax preference in the year of exercise for purposes of the alternative minimum tax. If the employee disposes of the shares before the expiration of either of the special holding periods, the disposition is a “disqualifying disposition.” In this event, the employee will be required, at the time of the disposition of the stock, to treat the lesser of the gain realized or the difference between the exercise price and the fair market value of the stock at the date of exercise as ordinary income and the excess, if any, as capital gain.

The Company will not be entitled to any deduction for federal income tax purposes as the result of the grant or exercise of an ISO, regardless of whether or not the exercise of the ISO results in liability under the alternative minimum tax. However, if the employee has ordinary income taxable as compensation as a result of a disqualifying disposition, the Company will be entitled to deduct an equivalent amount, subject to federal income tax limitations on annual executive compensation deductions.

Nonqualified Stock Options (NSO). An employee recognizes no taxable income upon the grant of an NSO. In the case of an NSO, an employee will recognize ordinary income upon the exercise of the NSO in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price (or, if the optionee is subject to certain restrictions imposed by the federal securities laws, upon the lapse of those restrictions unless the optionee makes a special tax election within 30 days after the date of exercise to have the general rule apply). Upon a subsequent disposition of such shares, any amount received by the optionee in excess of the fair market value of the shares as of the exercise will be taxed as capital gain. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income recognized by the optionee in connection with the exercise of an NSO, subject to federal income tax limitations on annual executive compensation deductions.

Restricted Stock and Restricted Stock Units. The recipient of restricted stock and restricted stock units will not have taxable income upon grant, except that the recipient may elect to be taxed at the time of grant. Unless an election is made to be tax as of the time of grant, the recipient of restricted stock and restricted stock units will have ordinary income at the time of vesting of the shares subject to the award. The Company will be entitled to a business expense deduction in the same amount, subject to federal income tax limitations on annual executive compensation deductions.

Board Recommendation and Vote Required

Approval of the 2011 Plan requires the favorable vote of a majority of shares present in person or by proxy at the meeting on the proposal (assuming the existence of a quorum at the meeting).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL

OF THE 2011 PLAN.

PROPOSAL No. 4

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Sarbanes-Oxley Act of 2002 requires the Audit Committee be directly responsible for the appointment, compensation and oversight of the audit work and the independent registered public accounting firm. The Audit Committee has selected the firm of Moss Adams LLP (“Moss Adams”), the Company’s independent registered public accounting firm for the year ended December 31, 2010, to act in such capacity for the fiscal year ending December 31, 2011. No affiliations exist between the Company and Moss Adams, its partners, associates or employees, other than those that pertain to the engagement of Moss Adams in the previous year (i) as our independent registered public accounting firm and (ii) for certain tax advice and tax planning services. Moss Adams has served as the Company’s independent registered public accounting firm since 2002. See the Fees Paid to Auditors Table for the amount of fees paid to Moss Adams in 2010 and 2009.

Shareholder ratification of the appointment of Moss Adams as our independent registered public accounting firm is not required by law, by our Bylaws or otherwise; and the Audit Committee is not bound by the shareholder vote. The Audit Committee, however, will consider the results of the shareholder vote on this proposal and may, in its discretion, appoint a new independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its shareholders. A representative of Moss Adams is expected to attend the annual meeting and that representative will have the opportunity to make a statement, if they desire to do so, and to answer appropriate questions regarding its appointment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING IN FAVOR OF RATIFYING THE APPOINTMENT OF MOSS ADAMS AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY

FEES PAID TO AUDITORS

	2010	Approved by Audit Committee	2009	Approved by Audit Committee
Audit Fees (A)	$402,000	100%	$402,000	100%
Audit Related Fees (1)(B)	22,000	100%	52,000	100%
Tax Fees (2)(B)	44,000	100%	39,000	100%
All Other Fees (3)(B)	65,000	100%	6,000	100%

Total Fees	$533,000	100%	$499,000	100%

1)	Includes fees incurred for employee benefit plan audit services and audits performed in connection with an acquisition, out-of-pocket expenses, and merger and acquisition-related SEC filings.
2)	Includes fees billed for the preparation of state and federal income tax returns, tax planning, tax credit research and analysis for tax reporting purposes.
3)	Includes assistance with regulatory matters and interest rate risk review.
A)	Accrual basis fees related to year-end audit, whether paid prior or subsequent to December 31.
B)	Modified cash-basis fees represent all billings during the 12 month periods ended December 31.

PRE-APPROVAL POLICIES

All audit and non-audit services performed by Moss Adams LLP, and all audit services performed by other independent auditors, must be pre-approved by the Audit Committee. These services include, but are not limited to, the annual financial statement audit, audits of employee benefit plans, tax compliance assistance, tax consulting and assistance with executing our acquisition strategy. Moss Adams LLP, may not perform any prohibited services as defined by the Sarbanes-Oxley Act of 2002 including, but not limited to, any bookkeeping or related services, internal audit outsourcing, legal services, and performing any management or human resources functions.

The services performed by Moss Adams for the 2010 audit engagement were pre-approved by the Audit and Compliance Committee at its July 20, 2010 meeting, in accordance with the Committee’s pre-approval policy and procedures. This policy describes the permitted audit, audit-related, tax, and other services (collectively, the “Disclosure Categories”) that the independent auditor may perform. The policy requires that a description of the services (the “Service List”) expected to be performed by the independent auditor in each of the Disclosure Categories be pre-approved annually by the Committee.

Services provided by the independent auditor during the following year that are included in the Service List were pre-approved following the policies and procedures of the Committee.

Any requests for audit, audit-related, tax, and other services not contemplated on the Service List must be submitted to the Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chair of the Audit and Compliance Committee. The Chair must update the Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

In addition, although not required by the rules and regulations of the SEC, the Committee generally requests a range of fees associated with each proposed service on the Service List and any services that were not originally included on the Service List. Providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship, while permitting the Company to receive immediate assistance from the independent auditor when time is of the essence.

The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. The provision allows for the pre-approval requirement to be waived if all of the following criteria are met:

1.	The service is not an audit, review or other attest service;

2.	The aggregate amount of all such services provided under this provision does not exceed $5,000 per fiscal year if approved by management or $50,000 per fiscal year if approved by the Chair of the Committee;

3.	Such services were not recognized at the time of the engagement to be non-audit services (to date the SEC has not provided any guidance with respect to determining whether or not a service was “recognized” at the time of the engagement. We believe that the SEC intended the term “recognized” to mean “identified”);

4.	Such services are promptly brought to the attention of the Audit and Compliance Committee and approved by the Audit and Compliance Committee or its designee; and

5.	The service and fee are specifically disclosed in the Proxy Statement as meeting the de minimis requirements.

AUDIT COMMITTEE REPORT

The purpose of the Audit Committee is to assist the Board of Directors of Bancorp in fulfilling its responsibilities, by overseeing the accounting and financial reporting processes of the Company, and audits of financial statements of the Company. The oversight includes, but is not limited to, reviewing the financial information, which will be provided to shareholders and others, the systems of internal controls which Management and the Board have established and the performance and selection of independent auditors. The Audit Committee is also responsible for receiving and investigating any complaint relating to the Company’s accounting and auditing procedures and policies. The Committee operates under a written charter adopted by the Board of Directors that is available on the Company’s website www.PremierWestBank.com.

With respect to the year ended December 31, 2010, in addition to its other duties, the Committee 1) reviewed and discussed with Management and Moss Adams LLP, the Company’s independent registered public accounting firm, the audited financial statements as of December 31, 2010; 2) reviewed and accepted Management’s report as to the effectiveness of the system of internal controls over financial reporting; reviewed and discussed with Moss Adams LLP, the quality and adequacy of those controls; 3) reviewed and discussed with Moss Adams LLP, those matters required to be discussed with the Audit Committee under the applicable auditing standards, including Statement on Auditing Standards No. 61, as amended; 4) discussed and reviewed with Moss Adams LLP, fees paid for services during 2010, the firm’s independence and determined that the provisions of non-audit related services was compatible with maintaining independence; and 5) received from Moss Adams LLP, a formal written statement consistent with the Independence Standards Board Standard No. 1.

Based on our review and discussions with the our independent registered public accounting firm and Management, the Committee approved the audited consolidated financial statements be included in PremierWest Bancorp’s Annual Report on Form 10-K, for the year ended December 31, 2010, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee Members:

James L. Patterson (Chairman)

Thomas R. Becker

John B. Dickerson

Brian R. Pargeter

CODE OF ETHICS

The Board of Directors has adopted and approved a Code of Conduct and Ethics, which is publicly available on our website at www.PremierWestBank.com and applies to, among others, our principal executive, financial and accounting officers and all other officers serving in a finance, accounting, tax or investor relations role. Bancorp intends to disclose all amendments to and waivers of this code on our website. The code requires our employees to avoid conflicts of interest, comply with all laws and regulations and conduct business in an honest and ethical manner. The code is also intended to promote full and accurate financial reporting.

SHAREHOLDER COMMUNICATIONS

The Board of Directors has not adopted a formal policy regarding shareholder communications with the Board or individual directors. However, Bancorp maintains an investor relations department to receive and address shareholder inquiries. Currently, the investor relations department screens all inquiries and routes them to the appropriate management personnel or, in the case of corporate governance issues or specific inquiries relating to accounting, auditing and financial reporting practices, to the Chairman of the Audit Committee or the appropriate Board member. Inquiries relating to operations, financial information or stock ownership should be directed to the attention of Management. Shareholders wishing to communicate with the Board must do so in writing and direct communications regarding corporate governance issues and accounting, auditing and financial reporting practices to the attention of the Board of Directors or Chairman of the Audit Committee and mail them to: PremierWest Bancorp, Investor Relations Department, 503 Airport Road, Medford, Oregon 97504. Communications directed to Management may be by telephone, fax, and e-mail or in writing. Additional contact information is available on PremierWest’s website at www.PremierWestBank.com.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires that all executive officers, directors, and persons who beneficially own more than 10 percent of the common stock file an initial report of their beneficial ownership of common stock and to periodically report changes in their ownership. The reports must be made with the Securities and Exchange Commission with a copy sent to PremierWest Bancorp.

Based solely on the review of copies of the reports we received and the representations by the reporting executive officers, directors and shareholders owning more than 10 percent, we believe, to the best of our knowledge, that all Section 16(a) filing requirements were met in a timely manner for fiscal year ended December 31, 2010.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2010, none of PremierWest’s executive officers served as a member of the Board of Directors or Compensation Committee of any other entity that has one or more of their executive officers serving as a member of PremierWest’s Board of Directors or Compensation Committee.

OTHER BUSINESS

The Board knows of no other matters to be brought before the shareholders at the meeting. In the event other matters are presented for a vote at the meeting, the proxy holders will vote shares represented by properly executed proxies at their discretion in accordance with their judgment on such matters.

At the meeting, Management will report on our business and shareholders will have the opportunity to ask questions.

COPIES TO SHAREHOLDERS

We will provide, without charge, a copy of our Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Written requests should be mailed to the attention of Douglas Biddle, Chief Financial Officer, PremierWest Bancorp, P.O. Box 40, 503 Airport Road, Medford, Oregon 97501.

Copies of the public portions of reports filed with the SEC may be inspected and copied at the headquarters of the SEC, 450 Fifth Street, NW, Washington, D.C. 20549. Certain information is available electronically at the SEC’s Internet web site at www.sec.gov.

Copies of the public portions of reports to the FDIC may be inspected and copied at the office of the FDIC, 550 17th St. N.W., Washington, D.C. Certain financial information filed by PremierWest with the FDIC is available electronically at the FDIC’s Internet web site at www.fdic.gov.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Moss Adams LLP, independent registered public accounting firm, audited the consolidated financial statements of the Company for the years ended December 31, 2010, 2009 and 2008. Representatives of Moss Adams LLP, are expected to be present at the annual meeting, will be given the opportunity to make a statement and will be available to respond to any appropriate questions.

PROPOSALS OF SHAREHOLDERS

Any shareholder who wishes to submit a proposal for consideration at the next annual meeting must submit the proposal to our Corporate Secretary, Tom Anderson, at 503 Airport Road, Medford, Oregon, no later than January 25, 2012, to be entitled to have the proposal included in our Proxy Statement for the next Annual Meeting of Shareholders.

In addition, our Bylaws contain an advance notice provision that requires that all business proposed by a shareholder that will be conducted or considered at a meeting must meet notice requirements. For business to be properly submitted by a shareholder for a vote at an annual meeting, the shareholder must (i) be a shareholder of record as of the record date for the meeting, (ii) be entitled to vote at the meeting, and (iii) have given timely notice in writing of the proposal to be submitted by the shareholder for a vote. The shareholder’s notice must be delivered to the Secretary at the Corporation’s principal executive offices. To be timely, a shareholder’s notice must be received by the Secretary at least 60 calendar days before the date corresponding to the date on which the Corporation’s proxy materials were mailed to shareholders for the annual meeting in the preceding year, and no more than 120 calendar days before that date; provided, however, if the date of the annual meeting is changed by more than 30 calendar days from the date corresponding to the date of the preceding year’s annual meeting, or if the Corporation did not hold an annual meeting in the preceding year, then the shareholder’s notice will be considered timely if it is received by the Secretary a reasonable time before the Corporation mails its proxy materials for the annual meeting, but in any event at least 30 days before the Corporation mails its proxy materials for the annual meeting.

A shareholder’s notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of the Corporation that are owned beneficially and of record by the shareholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and (iv) any material interest of such shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business.

APPENDIX “A”

PREMIERWEST BANCORP

2011 STOCK INCENTIVE PLAN

ARTICLE I

PURPOSE OF THE PLAN

The purpose of this 2011 Stock Incentive Plan (the “Plan”) is to advance the interests of PremierWest Bancorp, an Oregon business corporation (the “Company”) and its shareholders by enabling the Company to attract and retain the services of people with training, experience and ability and to provide additional incentive to employees and non-employee directors of the Company by awarding them an additional opportunity to participate in the ownership of the Company.

ARTICLE II

DEFINITIONS

As used herein, the following definitions will apply:

(a)	“Acquired Company” means any corporation or other entity that becomes a majority owned Subsidiary, after the Effective Date, by merger, consolidation, acquisition of all or substantially all of its assets or otherwise.

(b)	“Available Shares” means the number of shares of Common Stock available at any time for issuance pursuant to Incentive Stock Options or Nonqualified Stock Options under this Plan as provided in Article III.

(c)	“Authorized Shares” means the number of shares of Common Stock authorized for issuance under all Awards, as set forth in Section 3.1 of this Plan.

(d)	“Award” means any grant of Stock Option and Restricted Stock Grant under this Plan.

(e)	“Board of Directors” means the Board of Directors of the Company.

(f)	“Change of Control Transaction” means (i) the adoption of a plan of dissolution or liquidation with respect to the Company, (ii) the consummation of any plan of exchange, merger or consolidation with one or more Companies in which the Company is not the surviving entity, or in which the security holders of the Company prior to such transaction do not receive in the transaction securities with voting rights with respect to the election of directors equal to 50% or more of the votes of all classes of securities of the surviving corporation or (iii) the consummation of a sale of all of substantially all of the Company’s assets following a shareholder vote on such sale.

(g)	“Committee” means the committee of the Company’s Board of Directors appointed to administer the Plan.

(h)	“Common Stock” means the Common Stock of the Company.

(i)	“Company” means PremierWest Bancorp, an Oregon business corporation, and, unless the context otherwise requires, any majority owned subsidiary of the Company and any successor or assignee of the Company by merger, consolidation, acquisition of all or substantially all of the assets of the Company or otherwise.

(j)	“Disabled” means a mental or physical impairment which has lasted or which is expected to last for a continuous period of 12 months or more and which renders an Optionee unable, in the Committee’s sole discretion, of performing the duties which were assigned to the Optionee during the 12 month period prior to such determination. The Committee’s determination of the existence of an individual’s disability will be effective when communicated in writing to the Optionee and will be conclusive on all of the parties.

(k)	“EESA” means the Emergency Economic Stimulus Act of 2008, as amended from time to time, including but not limited to amendments enacted by the American Recovery and Reinvestment Act of 2009.

(l)	“Effective Date” means the date on which this Plan is approved by the Board of Directors.

(m)	“Employee” means any person employed by the Company.

(n)	“Exercise Price” means the price per share at which a share of Common Stock may be purchased upon exercise of an Incentive Stock Option or Nonqualified Stock Option.

(o)	“Interim Final Rule” means the interim final rule (74 FR 28394) entitled “TARP Standards for Compensation and Corporate Governance” as published by the Treasury Department in the Federal Register on June 15, 2009, as amended from time to time.

(p)	“Fair Market Value” means:

1)	If the Common Stock is traded on a national securities exchange or on either the Nasdaq National Market or Nasdaq SmallCap Market, the closing sales price per share of Common Stock for such date, or if no transactions occurred on such date, on the last date on which trades occurred;

2)	If the Common Stock is not traded on a national securities exchange or on Nasdaq but bid and asked prices are regularly quoted on the OTC Bulletin Board Service, by the National Quotation Bureau or any other comparable service, the weighted average (based upon the reported number of shares traded) between the highest bid and lowest asked prices per share of Common Stock as reported by such service for the five business days (including only days on which a trade occurred) ending on and including such date as of the close of trading or, if such date was not a business day, on the preceding business day; or

3)	If there is no public trading of the Common Stock within the terms of subparagraphs 1 or 2 of this subsection, the price per share of Common Stock, as reasonably determined by the Committee in its sole discretion. Determinations of Fair Market Value under this paragraph 3 shall require the reasonable application of a reasonable valuation method.

(q)	“Grantee” means any person who receives a Restricted Stock Grant.

(r)	“Incentive Stock Option” means an option to purchase shares of Common Stock that the Committee indicates is intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code and is granted under Article VI of this Plan.

(s)	“Incentive Option Agreement” means the agreement between the Company and the Optionee evidencing the grant of an Incentive Stock Option.

(t)	“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

(u)	“Key Contributor” means an individual who is a consultant or advisor to the Company and who is neither an Employee nor a Non-Employee Director, provided such individual (i) is a natural person; and (ii) provides bona fide services to the Company.

(v)	“Most Highly Compensated Employee” has the meaning prescribed to that term under Section 30.1 (Q-1) of the Interim Final Rule.

(w)	“Nonqualified Stock Option” means an option to purchase shares of Common Stock that the Committee either indicates is intended to be a nonqualified stock option or indicates is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code and is granted under Article VII of this Plan.

(x)	“Non-Qualified Option Agreement” means the agreement between the Company and the Optionee evidencing the grant of a Non-Qualified Stock Option.

(y)	“Optionee” means any individual who is granted either an Incentive Stock Option or a Nonqualified Stock Option under this Plan.

(z)	“Option Agreement” refers to an Incentive Option Agreement or Non-Qualified Option Agreement, as the case may be.

(aa)	“Outstanding Stock Options” means all Stock Options that, at such time, have not yet been exercise, expired, terminated or cancelled.

(bb)	“Performance Goals” means any of the following performance criteria or combination of the following performance criteria applied either to the Company as a whole, as to any Subsidiary or as to any business unit of the Company or any Subsidiary and measured on an actual or as adjusted basis applied on a quarterly, annual or cumulative basis or relative to pre-established targets, previous period results or a designated comparison group, in each case as specified by the Committee in the agreement evidencing an Award: (i) net revenue, (ii) net margin, (iii) operating income, (iv) operating cash flow, (v) earnings before interest, taxes, depreciation and amortization, (vi) earnings before interest and taxes, (vii) net income before income taxes, (viii) net income, (ix) new product introduction, (x) product release schedules, (xi) market segment share, (xii) product cost reduction, (xiii) customer satisfaction, (xiv) quality criteria, or (xv) other business objectives. The Committee shall determine whether or the extent to which any Performance Goal is achieved and may appropriately adjust any evaluation of performance to exclude, in whole or in part, any extraordinary non-recurring items, accruals for reorganization or restructuring events, asset write-downs, judgments, settlement amounts and expenses associated with litigation, and the effect of changes in tax law or accounting principles.

(cc)	“Plan” means this PremierWest Bancorp 2011 Stock Incentive Plan, as amended from time to time.

(dd)	“Prior Plan” means the PremierWest Bancorp 2002 Stock Incentive Plan, as originally adopted by the Board on March 28, 2002 and subsequently approved by shareholders on May 23, 2002, as thereafter amended and restated.

(ee)	“Reserved Shares” means the number of shares of Common Stock reserved for issuance pursuant to all Awards under this Plan as provided in Section 3.1 of Article III.

(ff)	“Restricted Employee” means an Employee who is restricted from receiving incentive bonus payments under EESA Section 111(b)(3)(D), as described in Section 30.10, Q-10 of the Interim Final Rule (e.g., an Employee who is among the first five “Most Highly Compensated Employees” of a TARP recipient receiving $25,000,000 but less than $250,000,000 in financial assistance) during a period that the Company is subject to the TARP Requirements.

(gg)	“Restricted Stock Grant” means a grant of shares of Common Stock pursuant to this Plan, regardless of whether the Grantee receives the shares covered by such grant solely for services or for a combination of services and cash payment to the Company.

(hh)	“Restricted Stock Agreement” means the written agreement between the Company and a Grantee that evidences a Restricted Stock Grant.

(ii)	“Securities Act” means the Securities Act of 1933, as amended.

(jj)	“Separation from Service” means an Optionee’s or Grantee’s “separation from service” as that term is defined in Section 409A of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

(kk)	“Service” means providing services to the Company either as an Employee or as a non-Employee member of the Board of Directors (a Non-Employee Director) or as a Key Contributor.

(ll)	“Significant Shareholder” means any person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company. For purposes of this definition a person shall be considered as owning all stock owned, directly or indirectly by or for such person’s brothers and sisters, spouse, ancestors and lineal descendants. In addition, stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries to the extent required by Section 422 of the Internal Revenue Code.

(mm)	“Subsidiary” of the Company means any corporation or other entity owned or controlled by the Company in an unbroken chain of corporations or other entities in which each of the corporations or other entities other than last corporation or other entity owns fifty percent (50%) or more of the total combined voting power of all classes of equity ownership interests in the other corporations or other entities in such chain.

(nn)	“Stock Option” refers to Incentive Stock Option and Non-Qualified Stock Options.

(oo)	“TARP Requirements” means, collectively, the applicable requirements of EESA section 111, as amended by the American Recovery and Reinvestment Act of 2009, as such requirements are implemented by rules, regulations or other guidance as may be issued by the U.S. Treasury Department from time to time, including, but not limited to, the Interim Final Rule.

(pp)	“Tax Withholding” means all amounts determined by the Company to be required to satisfy applicable federal, state and local tax withholding requirements upon the exercise of a Stock Option, the disqualifying disposition of shares of Common Stock acquired by exercise of a Stock Option, the vesting of shares under a Restricted Stock Grant, a Grantee making an election under Section 83(b) of the Internal Revenue Code with respect to a Restricted Stock Grant or as otherwise may be required under applicable tax laws.

ARTICLE III

STOCK SUBJECT TO THE PLAN

3.1     Aggregate Number of Reserved Shares. Subject to adjustment in accordance with Section 10.1, the total number of shares of Common Stock reserved for issuance pursuant to all Awards under this Plan is initially established at 500,000 shares.

3.2     Number of Available Shares. At any point in time, the number of Available Shares shall be the number of Reserved Shares at such time minus:

(a)	the number of shares of Common Stock issued upon the exercise of Stock Options; and

(b)	the number of shares of Common Stock covered by Outstanding Stock Options; and

(c)	the number of shares of Common Stock covered by Restricted Stock Grants except to the extent that unvested shares are forfeited and repurchased by the Company pursuant to the terms of a Restricted Stock Agreement.

If a Stock Option expires, terminates or is cancelled for any reason without having been exercised in full, the shares of Common Stock covered by such Stock Option that were not purchased through the exercise of such Stock Option will again become Available Shares. If shares of Common Stock covered by a Restricted Stock Grant are forfeited prior to vesting or repurchased by the Company pursuant to the terms of a Restricted Stock Agreement, those shares will again become Available Shares. Shares of Common Stock used by an Optionee to satisfy any income tax withholding obligations upon the exercise of a Non-Qualified Stock Option shall nonetheless, for purposes of this Plan, be considered as having been issued upon the exercise of such option.

3.3     Reservation of Shares. Available Shares shall consist of authorized but unissued shares of Common Stock of the Company. The Company will, at all times, reserve for issuance shares of Common Stock equal to the sum of (i) the number of shares covered by Incentive Stock Options and Nonqualified Stock Options that have been granted and which have not yet expired, been terminated or been cancelled to the extent that such options have not been exercised at such time and (ii) the number of Available Shares.

3.4     Annual Limit on Number of Shares to Any One Person. No person will be eligible to receive Awards under this Plan which, in aggregate, exceed 20,000 Shares in any calendar year. In connection with the hiring or commencement of services from such person such limit shall be 20,000 Shares during such calendar year.

ARTICLE IV

COMMENCEMENT AND DURATION OF THE PLAN

4.1     Effective Date of the Plan. This Plan will be effective as of the Effective Date, subject to the provisions of Section 4.2.

4.2     Shareholder Approval of the Plan. This Plan will be submitted for the approval of the shareholders of the Company within twelve (12) months of the Effective Date. This Plan will be deemed approved by the shareholders if approved by a majority of the votes cast at a duly held meeting of the Company’s shareholders at which a quorum is present in person or by proxy. Awards may be made under this Plan prior to such shareholder approval provided that such Awards are conditioned upon such approval and state by their terms that they will be null and void if such shareholder approval is not obtained.

4.3     Termination of the Plan. This Plan will terminate ten years from the Effective Date. In addition, the Board of Directors will have the right to suspend or terminate this Plan at any time. Any termination of this Plan will not affect the exercisability of any Incentive Stock Options or Nonqualified Stock Options granted under this Plan prior to such termination. Termination of the Plan will not terminate or otherwise affect any Incentive Stock Option Agreement (as defined in Section 6.1), Nonqualified Stock Option Agreement (as defined in Section 7.1) or Restricted Stock Agreement (as defined in Section 9.1) then in effect.

4.4    Compliance with EESA. The Plan and all Awards granted hereunder while the Company (or any Subsidiary) is subject to the TARP Requirements shall be subject to and comply with the TARP Requirements. In the event all or any portion of the Plan, or any Award granted hereunder, is found to be in conflict with any applicable TARP Requirements, then in such event the Plan and any such affected Award shall be subject to and automatically modified to reflect to TARP Requirements and the Plan and Award shall be interpreted and administered accordingly. Notwithstanding the foregoing, the provisions of the Plan or any Restricted Stock Agreement that relate to the TARP Requirements may be unilaterally amended by the Board (or its delegate) to eliminate such provisions to the extent the Plan and the Restricted Stock Agreement are no longer subject to the TARP Requirements and to the extent such amendment would neither be in conflict with the TARP Requirements nor violate any laws governing this Plan or the Restricted Stock Agreement.

ARTICLE V

ADMINISTRATION OF THE PLAN

Subject to the provisions of this Plan and any additional terms or conditions which may, from time to time, be imposed by the Board of Directors, the Committee will administer this Plan and will have the authority, in its sole discretion, to grant Awards under this Plan. The Chief Executive Officer will have the limited authority to grant Awards under this Plan in an amount not to exceed 5,000 shares. The Board of Directors shall retain (but may delegate to the Committee) the right to agree to grant Awards in substitution for outstanding unexercised stock options or unvested share grants made by the Acquired Company prior to the date of such acquisition. The Committee shall not directly reduce or adjust the exercise price of any outstanding Stock Option, nor indirectly do so by canceling such outstanding Stock Option and replacing it with a similar award with a lower exercise price. Notwithstanding the foregoing, the Committee may exchange Restricted Stock Grants for outstanding Stock Options at such ratio as the Committee deems appropriate in the exercise of its fiduciary duties. The Committee may, from time to time, adopt rules and regulations relating to the administration of this Plan and may, but is not required to, seek the advice of legal, tax, accounting and compensation advisors. Decisions of the Committee with respect to the administration of this Plan, the interpretation or construction of this Plan or the interpretation or construction of any written agreement evidencing an Award will be final and conclusive, subject only to review by the full Board of Directors. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement evidencing an Award in the manner and to the extent it deems appropriate.

The Board of Directors shall appoint the members of the Committee, which shall consist of at least two directors from the Board of Directors. For purposes of this paragraph, directors who are not “outside directors” as such term is defined in Treasury Regulation §1.162-27(e)(3) and directors who are not “non-employee directors” as such term is defined in Rule 16b-3 issued by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, as amended, (“Rule 16b-3”) shall be referred to as “disqualified directors.” Disqualified directors may serve on the Committee. However, disqualified directors shall be deemed (notwithstanding any statement to the contrary which may be contained in minutes of a meeting of the Committee) to have abstained from any action requiring under Section 162(m) of the Internal Revenue Code the approval of a committee consisting solely of outside directors or from any action requiring under Rule 16b-3 the approval of a committee consisting solely of non-employee directors. The assent of any such disqualified director shall be ignored for purposes of determining whether or not any such actions were approved by the Committee. If the Committee proposes to take an action by unanimous consent in lieu of a meeting and such action would require under Section 162(m) of the Internal Revenue Code the approval of a committee consisting solely of outside directors or such action would require under Rule 16b-3 the approval of a committee consisting solely of non-employee directors, the disqualified director shall, for purposes of such consent, be deemed to not be a member of the Committee.

If no Committee is appointed, the Board of Directors shall act as the Committee and will have all the powers, duties and responsibilities of the Committee as set forth in this Plan. In addition, the Board of Directors may at any time by resolution abolish the Committee and assume the duties and responsibilities of the Committee.

ARTICLE VI

INCENTIVE STOCK OPTION TERMS AND CONDITIONS

Incentive Stock Options may be granted under this Plan in accordance with the following terms and conditions.

6.1     Requirement for a Written Agreement. Each Incentive Stock Option will be evidenced by a written Incentive Option Agreement. The Committee, from time to time, will determine the form of Incentive Option Agreement. Except as provided in Section 6.13, the terms of every Incentive Option Agreement must be consistent with this Plan. Any inconsistencies between any Incentive Option Agreement and this Plan will be resolved in accordance with the terms and conditions specified in this Plan. Except as expressly required by this Article 6, the terms and conditions of Incentive Stock Options do not need to be identical.

6.2     Who May be Granted an Incentive Stock Option. An Incentive Stock Option may be granted to any Employee who, in the judgment of the Committee, has performed or will perform services important to the management, operation and development of the business of the Company or of one or more of its Subsidiaries.

The Committee, in its sole discretion, shall determine when and to which Employees Incentive Stock Options are granted. No Incentive Stock Options shall be granted to a person who, as of the date of grant, is a Restricted Employee.

6.3     Number of Shares Covered by an Incentive Stock Option. Each Incentive Option Agreement shall specify the number of shares of Common Stock that may be purchased upon exercise of the Incentive Stock Option, as determined by the Committee in its sole discretion.

6.4     Vesting Schedule under an Incentive Stock Option. Each Incentive Option Agreement shall specify when and to what extent the Incentive Stock Option is exercisable, and may provide that the Incentive Stock Option is (i) immediately exercisable as to all of the shares of Common Stock covered by such option, (ii) only exercisable in accordance with a time-based vesting schedule, or (iii) exercisable only upon achievement of Performance Goals, or a combination of the foregoing.

Notwithstanding any term to the contrary set forth in Section 10.2 hereof or in any Incentive Option Agreement, an Incentive Stock Option granted to a person who, at the time of the grant, was an executive officer of the Company will not become exercisable until after six (6) months from the date of such grant unless the Award was approved either by (i) a committee of non-employee directors within the requirements of Rule 16b-3 or (ii) the full Board of Directors. To the extent that an Incentive Stock Option (together with other incentive stock options within the meaning of Section 422 of the Internal Revenue Code held by such Optionee with an equal or lower exercise price per share) purports to become exercisable for the first time during any calendar year as to shares of Common Stock with a Fair Market Value (determined at the time of grant) in excess of $100,000, such excess shares shall be considered to be covered by a Non-Qualified stock option and not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

6.5     Exercise Price of an Incentive Stock Option. Each Incentive Option Agreement shall specify the Exercise Price of the Incentive Stock Option. The Exercise Price will be 100% of Fair Market Value as of the date on which the Incentive Stock Option was granted. However, if the Optionee is a Significant Shareholder, the Exercise Price will be 110% of Fair Market Value as of the date on which the Incentive Stock Option was granted.

6.6     Duration of an Incentive Stock Option—Generally. Each Incentive Option Agreement shall set forth the term of the Incentive Stock Option provided that such term will not exceed 10 years from the date on which such option was granted. Notwithstanding the foregoing, if the Optionee is a Significant Shareholder, the term will not exceed 5 years from the date on which the Incentive Stock Option was granted. The Optionee shall have no further right to exercise an Incentive Stock Option following the expiration of such term.

6.7     The Effect of Termination of the Optionee’s Employment on the Term of an Incentive Stock Option. If an Optionee ceases to be an Employee for any reason other than as a result of the Optionee dying or becoming Disabled (as provided for in Section 6.9 and Section 6.10, respectively), all Incentive Stock Options granted to such Optionee shall terminate, to the extent that they are not exercised within 3 months following the date the Optionee ceases to be an Employee. The foregoing provision will not extend the time within which an Incentive Stock Option may be exercised beyond the expiration of the term of such option. No additional vesting shall occur after the date the Optionee ceases to be an Employee. The Incentive Option Agreement may, in the discretion of the Committee, provide that if the Optionee’s employment is terminated by the Company for cause (as defined by an employment or severance agreement between the Company and the Employee, or if not so defined, as determined by the Company’s President or Board of Directors in their reasonable discretion) the Incentive Stock Option will terminate immediately upon the Company’s notice to the Optionee of such termination. Notwithstanding the foregoing, if an Employee ceases to be an Employee, but continues to provide Services to the Company in another capacity, then the Incentive Stock Option shall not terminate as provided above, but rather shall continue for the duration of its term as a Non-Qualified Stock Option, subject to termination in accordance with its terms and provisions and the terms and provision of this Plan regarding Non-Qualified Stock Options.

6.8     The Effect of a Leave of Absence on an Incentive Stock Option. An Optionee shall not cease to be an Employee, for purposes of Section 6.7, if the Optionee is on sick leave, family leave, military leave or any other leave of absence that is approved by the Committee. The Committee, in its sole discretion, may determine whether or not an Incentive Stock Option shall continue to vest during any sick leave, family leave, military leave or other approved leave of absence. If an Optionee’s sick leave, family leave, military leave or other approved leave of absence continues for more than ninety (90) days and reemployment of the Optionee is not guaranteed by contract or statute, the Optionee’s Incentive Stock Option may cease to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code. In such event, the Stock Option will nonetheless continue as a Non-Qualified Stock Option under this Plan.

6.9     The Effect of the Death of an Optionee on the Term of an Incentive Stock Option. If an Optionee ceases to be an Employee as a result of the death of the Optionee, all Incentive Stock Options granted to such Optionee shall terminate to the extent that they are not exercised within twelve (12) months following the date of the Optionee’s death. The foregoing provision will not extend the time within which an Incentive Stock Option may be exercised beyond the expiration of the term of such option and no additional vesting shall occur after the date of the Optionee’s death.

6.10     Effect of the Disability of an Optionee on the Term of an Incentive Stock Option. If an Optionee ceases to be an Employee as a result of the Optionee was becoming disabled, all Incentive Stock Options granted to such Optionee shall terminate to the extent that they are not exercised within twelve (12) months following the date the Optionee became disabled. The foregoing provision will not extend the time within which an Incentive Stock Option may be exercised beyond the expiration of the term of such option and no additional vesting shall occur after the date the Optionee became disabled.

6.11     Transferability. Incentive Stock Options are not transferable except by will or the laws of descent and distribution upon the death of the Optionee.

6.12     Tax Treatment and Savings Clause. Nothing contained in this Plan, any Incentive Option Agreement, any document provided by the Company to an Optionee or any statement made by or on behalf of the Company shall constitute a representation or warranty of the tax treatment of any Incentive Stock Option or that such option will qualify as an incentive stock option under Section 422 of the Internal Revenue Code. Any option that is designated as an Incentive Stock Option but, either in whole or in part, fails for any reason to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code or fails to satisfy requirements of this Plan that apply only to Incentive Stock Options shall be treated as an incentive stock option to the fullest extent permitted under Section 422 of the Internal Revenue Code and this Plan and, notwithstanding such designation, shall otherwise be treated as a Non-Qualified Stock Option under this Plan.

6.13     Non-Conforming Terms of Substitute Incentive Stock Options. Incentive Stock Options granted in substitution for outstanding incentive stock options of an Acquired Company may deviate from the terms otherwise required by this Article 6 to the extent that the Committee, in its sole discretion upon the advise of its advisors, determines that such non-conforming terms are required or appropriate under applicable tax law, accounting principles or contractual requirements or are otherwise appropriate.

ARTICLE VII

NON-QUALIFIED STOCK OPTION TERMS AND CONDITIONS

Non-Qualified Stock Options may be granted in accordance with the following terms and conditions.

7.1     Requirement for a Written Agreement. Each Non-Qualified Stock Option will be evidenced by a written option agreement (“Non-Qualified Option Agreement). The Committee will determine from time to time the form of Non-Qualified Option Agreement. The terms of the Non-Qualified Option Agreement must be consistent with this Plan and any inconsistencies will be resolved in accordance with the terms and conditions specified in this Plan. Except as otherwise required by this Article 7, the terms and conditions of Non-Qualified Stock Options do not need to be identical.

7.2     Who may be granted a Non-Qualified Stock Option. A Non-Qualified Stock Option may be granted to any Employee, any director of the Company and any Key Contributor who, in the judgment of the Committee, has performed or will perform services important to the management, operation and development of the business of the Company or of one or more of its Subsidiaries. The Committee, in its sole discretion, shall determine when and to whom Non-Qualified Stock Options are granted. No Non-Qualified Stock Options shall be granted to a person who, as of the date of grant, is a Restricted Employee.

7.3     Number of Shares Covered by a Non-Qualified Stock Option. Each Non-Qualified Option Agreement shall specify the number of shares of Common Stock that may be purchased upon exercise of the Non-Qualified Stock Option, as determined by the Committee in its sole discretion.

7.4     Vesting Schedule under a Non-Qualified Stock Option. Each Non-Qualified Stock Option Agreement shall specify when and to what extent the Incentive Stock Option is exercisable, and may provide that the Incentive Stock Option is (i) immediately exercisable as to all of the shares of Common Stock covered by such option, (ii) only exercisable in accordance with a time-based vesting schedule, or (iii) whether it is exercisable only upon achievement of Performance Goals, or a combination of the foregoing. Any Non-Qualified Stock Option that was not either approved by (y) a committee of non-employee directors within the requirements of Rule 16b-3 or (z) the full board of directors of the Bank, shall, notwithstanding Section 10.2 hereof or the terms set forth in the Non-Qualified Option Agreement, not be exercisable until at least six months after the date of such grant.

7.5     Exercise Price of a Non-Qualified Stock Option. The Exercise Price for each Non-Qualified Stock Option will be at least 100% of the Fair Market Value as of the date on which the Non-Qualified Stock Option is granted. However, if it is subsequently determined that the Exercise Price as stated in the Non-Qualified Option Agreement is less than 100% of the Fair Market Value, such fact will not invalidate the Non-Qualified Stock Option.

7.6     Duration of a Non-Qualified Stock Option—Generally. Each Non-Qualified Option Agreement shall set forth the term of the Non-Qualified Stock Option provided that such term will not exceed 10 years from the date on which such option was granted. The Optionee shall have no further right to exercise a Non-Qualified Stock Option following the expiration of such term.

7.7     The Effect of Termination of the Optionee’s Employment or Service as a Director on the Term of a Non-Qualified Stock Option. If an Optionee, ceases to provide Services to the Company for any reason other than as a result of the Optionee dying or becoming Disabled (as provided for in Section 7.9 and Section 7.10, respectively), all Non-Qualified Stock Options granted to such Optionee shall terminate to the extent that they are not exercised within three months following the date the Optionee ceased to provide Services to the Company. The foregoing provision will not extend the time within which a Non-Qualified Stock Option may be exercised beyond the expiration of the term of such option and no additional vesting shall occur after the date the Optionee ceases to provide Services to the Company. In the discretion of the Committee, the Non-Qualified Option Agreement may provide that if the Optionee’s Service is terminated by the Company for cause (as defined by an employment or severance agreement between the Company and the Optionee, or if not so defined, as determined by the Company’s President or Board of Directors in their reasonable discretion) the Non-Qualified Stock Option will terminate immediately upon the Company’s notice to the Optionee of such termination.

7.8     The Effect of a Leave of Absence on a Non-Qualified Stock Option. An Optionee shall not cease to be an Employee, for purposes of Section 7.7, if the Optionee is on sick leave, family leave, military leave or any other leave of absence that is approved by the Committee. The Committee, in its sole discretion, may determine whether a Non-Qualified Stock Option shall continue to vest during any sick leave, family leave, military leave or other approved leave of absence.

7.9     The Effect of the Death of an Optionee on the Term of a Non-Qualified Stock Option. If an Optionee ceases to provide Services to the Company as a result of the Optionee’s death, all Non-Qualified Stock Options granted to such Optionee will terminate to the extent that they are not previously exercised within twelve (12) months following the date of the Optionee’s death. The foregoing provision will not extend the time within which a Non-Qualified Stock Option may be exercised beyond the expiration of the term of such option and no additional vesting shall occur after the date the Optionee’s death.

7.10     The Effect of the Disability of an Optionee on the Term of a Non-Qualified Stock Option. If an Optionee ceases provide Services to the Company as a result of the Optionee becoming Disabled, all Non-Qualified Stock Options granted to such Optionee shall terminate to the extent that they are not exercised within twelve (12) months following the date of the Optionee becoming Disabled. The foregoing provision will not extend the time within which a Non-Qualified Stock Option may be exercised beyond the expiration of the term of such option and no additional vesting shall occur after the date the Optionee became disabled.

7.11     Transferability. Non-Qualified Stock Options may be transferred by gift to the Optionee’s spouse, children or a trust for the exclusive benefit of any combination of the Optionee, the Optionee’s spouse and the Optionee’s children but only to the extent permitted by the Committee as expressly stated in the Non-Qualified Option Agreement. Any transfer of a Non-Qualified Stock Option shall be conditioned upon the Optionee and the transferee of such Non-Qualified Stock Option executing and delivering to the Company a form of Transfer/Assumption of Non-Qualified Stock Option as the Company may request. Notwithstanding any transfer of a Non-Qualified Stock Option, the Optionee shall remain liable to the Company for any income tax withholding amounts that the Company is required to withhold at the time the transferred Non-Qualified Stock Option is exercised. If the Non-Qualified Option Agreement does not expressly provide that such option is transferable, such option may not be transferred by the Optionee, except by will or the laws of descent and distribution upon the Optionee’s death or with the prior written consent of the Committee, which consent may be withheld in the Committee’s sole discretion.

7.12     Non-Conforming Terms of Substitute Non-Qualified Stock Options. Non-Qualified Stock Options granted in substitution for outstanding Non-Qualified stock options of an Acquired Company may deviate from the terms otherwise required by this Article 7 to the extent that the Committee, in its sole discretion upon the advise of its advisors, determines that such non-conforming terms are required or appropriate under applicable tax law, accounting principles or contractual requirements or are otherwise appropriate.

ARTICLE VIII

EXERCISE OF STOCK OPTIONS

8.1     Notice of Exercise. A Stock Option may be exercised only by delivery to the Company of written notice signed by the Optionee or by the permitted transferee of a Non-Qualified Stock Option under Section 7.11 (or, in the case of exercise after death of the Optionee, by the executor, administrator, heir or legatee of the Optionee, as the case may be) directed to the President of the Company (or such other person as the Company may designate) at the Company’s principal business office. The notice will specify (i) the number of shares of Common Stock being purchased, (ii) the method of payment of the Exercise Price, (iii) the method of payment of the Tax Withholding, if required, and (iv), unless a registration under the Securities Act is in effect with respect to the Plan at the time of such exercise, the notice of exercise shall contain such representations as the Company determines to be necessary or appropriate in order for the sale of shares of Common Stock being purchased pursuant to such exercise to qualify for exemptions from registration under the Securities Act and other applicable state securities laws.

8.2     Payment of Exercise Price. No shares of Common Stock will be issued upon the exercise of any Stock Option unless and until payment or adequate provision for payment of the Exercise Price of such shares has been made in accordance with this subsection. The Committee, in its sole discretion, may provide in any Option Agreement that the Exercise Price may be paid in cash (including by check), by delivery of a full-recourse promissory note, by the surrender of shares of Common Stock or other securities issued by the in accordance with Section 8.4, or by any combination of the foregoing. In the absence of such terms in the Option Agreement, the Exercise Price shall be paid in cash (including by check). The Committee, in its sole discretion, may permit an Optionee to elect to pay the Exercise Price by authorizing a duly registered and licensed broker-dealer to sell the shares of Common Stock to be issued upon such exercise (or, at least, a sufficient portion thereof) and instructing such broker-dealer to immediately remit to the Company a sufficient portion of the proceeds from such sale to pay the entire Exercise Price.

8.3     Payment of Tax Withholding Amounts. Upon the exercise of any Stock Option (including a Non-Qualified Stock Option transferred by the Optionee pursuant to Section 7.11), either with the delivery of the notice of exercise or upon notification of the amount due, each Optionee must pay to the Company or make adequate provision for the payment of all Tax Withholding, if any. The Option Agreement may provide for, or the Committee, in its sole discretion, may allow the Optionee to pay the Tax Withholding (i) in cash (including by check), (ii) by the Company withholding such amount from other amounts payable by the Company to the Optionee, including salary, (iii) by surrender of shares of Common Stock or other securities of the Company in accordance with Section 8.4, (iv) except to the extent prohibited by the TARP Requirements, by the application of shares that could be received upon exercise of the Stock Option in accordance with Section 8.4, or (v) any combination of the foregoing.

By receiving and upon exercise of a Stock Option, the Optionee shall be deemed to have consented to the Company withholding the amount of any Tax Withholding from any amounts payable by the Company to the Optionee. The Committee, in its sole discretion, may permit an Optionee to elect to pay the Tax Withholding by authorizing a duly registered and licensed broker-dealer to sell the shares to be issued upon such exercise (or, at least, a sufficient portion thereof) and instructing such broker-dealer to immediately remit to the Company a sufficient portion of the proceeds from such sale to pay the Tax Withholding. No shares will be issued upon an exercise of a Stock Option unless and until payment or adequate provision for payment of the Tax Withholding has been made. If, either as a result of the exercise of a Stock Option or the subsequent disqualifying disposition of shares acquired through such exercise, the Company determines that additional Tax Withholding was or has become required beyond any amount paid or provided for by the Optionee, the Optionee will pay such additional amount to the Company immediately upon demand by the Company. If the Optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the Optionee, including salary.

8.4     Payment of Exercise Price or Withholding with Other Securities. To the extent permitted in Section 8.2 and Section 8.3 above and unless prohibited under the TARP Requirements, the Exercise Price and Tax Withholding may be paid by the surrender of shares of Common Stock or other securities of the Company, which should be indicated on the notice of exercise. Payment shall be made by either (i) delivering to the Company the certificates or instruments representing such shares of Common Stock or other securities, duly endorsed for transfer, or (ii) delivering to the Company an attestation in such form as the Company may deem appropriate with respect to the Optionee’s ownership of the shares of Common Stock or other securities of the Company. For purposes of this Article 8, shares of Common Stock shall be valued at their Fair Market Value as of the last business day preceding the day the Company receives the Optionee’s notice of exercise. For purposes of this Article 8, other securities of the Company shall be valued at the publicly reported price, if any, for the last sale on the last business day preceding the day the Company receives the Optionee’s notice of exercise, or, if there are no publicly reported prices of such other securities of the Company, at the fair market value of such other securities as determined in good faith by the Board of Directors. To the extent permitted in Section 8.3, Tax Withholding may (if the Optionee notifies the Company at the time of the notice of exercise) be paid by the application of shares which could be received upon exercise of any other stock option issued by the Company.

This application of shares shall be accomplished by crediting toward the Optionee’s Tax Withholding obligation the difference between the Fair Market Value and the Exercise Price of the Stock Option specified in the Optionee’s notice. Any such application shall be considered an exercise of the other Stock Option to the extent that shares are so applied.

8.5     Compliance with Legal Requirements. No shares of Common Stock will be issued with respect to the exercise of any Stock Option unless the exercise and issuance of the shares of Common Stock will comply with (i) all relevant provisions of law, including, without limitation, the Securities Act, the Securities Exchange Act of 1934, all applicable state securities laws and the Internal Revenue Code, each as amended and including the respective rules and regulations promulgated under each of the foregoing, (ii) any registration under the Securities Act in effect with respect to the Plan, and (iii) the requirements of any stock exchange upon which the Common Stock may then be listed. Compliance with such provisions shall be subject to the approval of legal counsel for the Company. The Company will not be liable to any Optionee or any other person for failure to issue shares of Common Stock upon the exercise of a Stock Option where such failure is due to the inability of the Company to obtain all permits, exemptions or approvals from regulatory authorities which are deemed necessary by the Company’s legal counsel. The Board may require any action or agreement by an Optionee as may be necessary, from time to time, to comply with the federal and state securities laws. The Company will not be obliged to prepare, file or maintain a registration under the Securities Act with respect to the Plan or to take any actions with respect to any state securities laws. Additionally, the Plan and all Non-Qualified Stock Options granted hereunder are intended to comply with the requirements of Section 409A of the Code (and the regulations promulgated thereunder) or to avoid the requirements thereof, and shall be interpreted in a manner consistent with such intent. Any provision of this Plan or a Non-Qualified Stock Option granted thereunder that does not meet such requirements shall be reformed so as to satisfy such requirements if such reformation may be accomplished without substantially adversely affecting a an Optionee’s benefits hereunder, and if in the good faith determination of the Committee such result cannot be achieved, shall be treated as void. Moreover, for purposes of applying the provisions of Section 409A of the Code to this Plan or any Non-Qualified Stock Option issued thereunder, each separately identified amount to which an Optionee is entitled under this Plan shall be treated as a separate payment.

8.6     Issuance of Shares. Notwithstanding the good faith compliance by the Optionee with all of the terms and conditions of an Option Agreement and with this Article 8, the Optionee will not become a shareholder and will have no rights as a shareholder with respect to the shares covered by such Stock Option until the issuance of shares pursuant to the exercise of such Stock Option is recorded on the Company’s stock transfer record. Notwithstanding the foregoing, the Company shall not unreasonably delay the issuance of a stock certificate and shall exercise reasonable efforts to cause such stock certificate to be issued to the Optionee as soon as is practicable after the compliance by the Optionee with all of the terms and conditions of the Option Agreement and with this Article 8.

8.7     Notice of any Disqualifying Disposition and Provision for Tax Withholding. Any Optionee that exercises an Incentive Stock Option and then makes a “disqualifying disposition” (as such term is defined under Section 422 of the Internal Revenue Code) of the shares so purchased, shall immediately notify the Company in writing of such disqualifying disposition and, in accordance with Section 8.3, shall pay or make adequate provision for all Tax Withholding that may be required as a result of such disqualifying disposition.

8.8     Non-Conforming Terms of Substitute Incentive Stock Options and Substitute Non-Qualified Stock Options. Stock Options granted under Article 6 or Article 7 of this Plan in substitution for outstanding incentive stock options or Non-Qualified stock options of an Acquired Company may deviate from the terms otherwise required by this Article 8 to the extent that the Committee, in its sole discretion upon the advise of its advisors, determines that such non-conforming terms are required under applicable tax law, accounting principles or contractual requirements or are otherwise appropriate.

ARTICLE IX

RESTRICTED STOCK GRANTS

Restricted Stock Grants may be made in accordance with the following terms and conditions.

9.1     Requirement for a Written Restricted Stock Agreement. Each Restricted Stock Grant will be evidenced by a Restricted Stock Agreement. The Committee will determine from time to time the form of Restricted Stock Agreement. Subject to the terms of the Plan and any applicable TARP Requirements, the Committee is authorized to make Restricted Stock Grants on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any (which may be based on continuous service with the Company or a Subsidiary or the achievement of performance goals where such goals may be stated in absolute terms or relative to comparison companies), as the Committee shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the Restricted Stock Agreement. The terms, conditions and restrictions that the Committee shall have the power to determine shall include, without limitation, the manner in which shares subject to Restricted Stock Grants are held during the periods they are subject to restrictions and the circumstances under which repurchase or forfeiture of the Restricted Stock Grants shall occur by reason of a Grantee’s Separation from Service, subject at all times to any applicable TARP Restrictions. Except as provided in Section 9.9, the terms of each Restricted Stock Agreement must be consistent with this Plan. Any inconsistencies between any Restricted Stock Agreement and this Plan will be in accordance with the terms and conditions specified in this Plan. Except as otherwise required by this Article 9, the terms and conditions of each Restricted Stock Grant do not need to be identical.

9.2     Who May Receive a Restricted Stock Grant. A Restricted Stock Grant may be made to any Employee, any director of the Company or any Key Contributor where, in the judgment of the Committee, the services performed or to be performed by such Grantee are important to the management, operation and development of the business or businesses of the Company or one or more of its Subsidiaries. The Committee, in its sole discretion, shall determine when and to whom Restricted Stock Grants are made.

9.3     Number of Shares Covered by a Restricted Stock Grant. Each Restricted Stock Agreement shall specify the number of shares of Common Stock covered by the Restricted Stock Grant, as determined by the Committee in its sole discretion. Notwithstanding anything in the Plan to the contrary, the aggregate value of any Restricted Stock Grants made to a Restricted Employee shall not exceed one third of the Restricted Employee’s annual compensation as determined for the fiscal year in which the grant is made, as required by EESA Section 111(b)(3)(D) and Section 30.10, Q10(e)(1)(i) of the Interim Final Rule.

9.4     What the Grantee Must Deliver to Receive a Restricted Stock Grant. The Committee, in its sole discretion, will determine the consideration payable by a Grantee for the shares covered by a Restricted Stock Grant. Consideration may consist of services rendered by the Grantee to the Company, payment in cash, delivery of a promissory note, or delivery of other securities of the Company. To the extent that the sum of any cash payment, any promissory note and any other securities received by the Company from the Grantee in connection with a Restricted Stock Grant is less than the Fair Market Value of the shares of Common Stock covered by such Restricted Stock Grant determined as of the date of such grant, the shares of Common Stock covered by the Restricted Stock Grant shall be deemed to have been issued by the Company for services rendered by the Grantee.

9.5     Vesting Schedule under a Restricted Stock Grant. The Committee, in its sole discretion, shall determine the terms and conditions upon which shares covered by any Restricted Stock Grant shall vest, which terms shall be set forth in the Restricted Stock Agreement. Vesting may be predicated on passage of time or achievement of Performance Goals, or any combination thereof. Unvested shares covered by a Restricted Stock Grant may not be transferred by the Grantee under any condition without the prior written consent of the Committee, which consent may be withheld in its sole discretion. Notwithstanding anything in the Plan or any Restricted Stock Agreement to the contrary, where a Restricted Stock Grant is made to a Grantee who is a

Restricted Employee, then the Restricted Stock Grant shall be completely forfeited in the event the Restricted Employee has a Separation from Service within twenty-four (24) months of the date of grant, except in cases where the Separation from Service is on account of the Restricted Employee’s death, disability or in the event of a change in control event (as defined in Treas. REg. 1.280G-1, Q&A-27 through Q&A-29, or as defined in Treas. Reg. 1.409A-3(i)(5)(i)).

9.6     Payment of Tax Withholding Amounts. Upon the vesting of shares under a Restricted Stock Grant or upon the Grantee making a valid election under Section 83(b) of the Internal Revenue Code, each Grantee must pay to the Company or make adequate provision for the payment of all Tax Withholding, unless the Committee, in its sole discretion, determines otherwise. The Restricted Stock Agreement may provide for, or the Committee, in its sole discretion, may allow the Grantee to pay the Tax Withholding (i) in cash (including by check), (ii) by the Company withholding such amount from other amounts payable by the Company to the Grantee, including salary, (iii) by surrender of shares of Common Stock or other securities of the Company in the manner specified in Section 8.4, (iv) except to the extent prohibited under the TARP Requirements, by the application of vested shares that could be received under the Restricted Stock Agreement in accordance with Section 8.4, or (v) any combination of the foregoing.

By accepting a Restricted Stock Grant, the Grantee shall be deemed to have consented to the Company withholding the amount of any Tax Withholding from any amounts payable by the Company to the Grantee. The Committee, in its sole discretion, may permit a Grantee to elect to pay the Tax Withholding by authorizing a duly registered and licensed broker-dealer to sell shares of Common Stock that are vested or vesting under the Restricted Stock Agreement (or, at least a sufficient portion thereof) and instructing such broker-dealer to immediately remit to the Company a sufficient portion of the proceeds from such sale to pay the Tax Withholding. No shares of Common Stock will be released from the restrictions on their transfer under Section 9.5 unless and until payment or adequate provision for payment of the Tax Withholding has been made. If the Company later determines that additional Tax Withholding was or has become required beyond any amount paid or provided for by the Grantee, the Grantee will pay such additional amount to the Company immediately upon demand by the Company. If the Grantee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the Grantee, including salary.

9.7     Compliance with Legal Requirements. No shares of Common Stock will be issued with respect to any Restricted Stock Grant unless the issuance of the shares of Common Stock will comply with (i) all relevant provisions of law, including, without limitation, the Securities Act, the Securities Exchange Act of 1934, all applicable state securities laws and the Internal Revenue Code, each as amended and including the respective rules and regulations promulgated under each of the foregoing, (ii) any registration under the Securities Act in effect with respect to the Plan, and (iii) the requirements of any stock exchange upon which the Common Stock may then be listed. Compliance with such provisions shall be subject to the approval of legal counsel for the Company. The Company will not be liable to any Grantee or any other person for failure to issue shares of Common Stock in connection with a Restricted Stock Grant where such failure is due to the inability of the Company to obtain all permits, exemptions or approvals from regulatory authorities which are deemed necessary by the Company’s legal counsel. The Board may require any action or agreement by a Grantee as may be necessary, from time to time, to comply with the federal and state securities laws. The Company will not be obliged to prepare, file or maintain a registration under the Securities Act with respect to the Plan or to take any actions with respect to any state securities laws. Additionally, the Plan and Restricted Stock Grants awarded hereunder are intended to comply with the requirements of Section 409A of the Code (and the regulations promulgated thereunder) or to avoid the requirements thereof, and shall be interpreted in a manner consistent with such intent. Any provision of this Plan or a Restricted Stock Grant thereunder that does not meet such requirements shall be reformed so as to satisfy such requirements if such reformation may be accomplished without substantially adversely affecting a Grantee’s benefits hereunder, and if in the good faith determination of the Committee such result cannot be achieved, shall be treated as void. Moreover, for purposes of applying the provisions of Section 409A of the Code to this Plan or any Restricted Stock Grant issued thereunder, each separately identified amount to which a Grantee is entitled under this Plan shall be treated as a separate payment.

9.8     Rights as a Shareholder, Legends on Certificates, Escrow of Unvested Shares and Delivery of Vested Shares Covered by a Restricted Share Grant. As soon as is practicable after a Restricted Stock Grant is awarded to the Grantee, the Company may issue one or more stock certificates in the name of the Grantee for the shares covered by a Restricted Share Grant. For such time as and to the extent that the shares covered by a Restricted Share Grant remain unvested, the Company may place a restrictive legend on any stock certificate evidencing such shares, may give stop transfer instructions to the Company’s transfer agent and may place the stock certificates in escrow with the Company or an agent of the Company. Upon the vesting of shares covered by a Restricted Share Grant, the Grantee, in such form as the Company may reasonably request and directed to the President of the Company (or such other person as the Company may designate) at the principal business office of the Company, request that a stock certificate covering such vested shares be issued in the name of the Grantee and delivered in accordance with such instructions as the Grantee may reasonably request.

9.9     Non-Conforming Terms of Substitute Restricted Stock Grants. Restricted Stock Grants made under this Article 9 in substitution for outstanding stock options or unvested restricted stock grants of an Acquired Company may deviate from the terms otherwise required by this Article 9 to the extent that the Committee, in its sole discretion upon the advise of its advisors, determines that such non-conforming terms are required in order to comply with the TARP Requirements, required under applicable tax law, accounting principles or contractual requirements or are otherwise appropriate.

9.10     EESA Compliance. Restricted Stock Grants, whether or not vested and, if vested, whether or not settled, and if settled, whether or not repurchased or otherwise disposed of, shall be subject to repayment by the Grantee as required under the “clawback” rules of Section 30.8 (Q-8) of the Interim Final Rule. To the extent a Grantee is or becomes a Restricted Employee, the terms of the Plan and any Restricted Stock Agreement for such Restricted Employee are intended to satisfy the statutory and regulatory requirements for long-term restricted stock under the applicable TARP Requirements and the provisions and terms of the Plan and any affected Restricted Stock Agreement shall be interpreted and construed in a manner consistent with such intent. In the event all or any portion of this Plan is found to be in conflict with any applicable TARP Requirements, then in such event his Plan shall be subject to and automatically modified to reflect such TARP Requirements and the Plan, together with any Restricted Stock Agreements shall be interpreted and administered accordingly.

ARTICLE X

CHANGE IN CAPITAL STRUCTURE OR CONTROL

10.1     Change in Capital Structure; Effect on Number of Shares and Exercise Price. If the outstanding shares of Common Stock are hereafter increased, decreased, changed into or exchanged for a different number or kind of shares of Common Stock or for other securities of the Company or of another corporation, by reason of any reorganization, merger, consolidation, reclassification, stock split-up, combination of shares of Common Stock, or dividend payable in shares of Common Stock or other securities of the Company, the Committee will adjust the number and kind of Authorized Shares and make proportionally equitable adjustments in the number and kind of shares of Common Stock or other securities covered by Outstanding Stock Options and Restricted Stock Grants, as well as make proportionally equitable adjustments in the Exercise Price of each Outstanding Stock Option. Any adjustments by the Committee as will be final and binding on all parties.

10.2     Effect of the Occurrence of a Change of Control Transaction on Continuing Rights. In the event of the occurrence of any Change of Control Transaction, all Outstanding Stock Options shall terminate effective as of the effective date of such transaction, unless and only to the extent that the terms and conditions of the transaction expressly provide for the assumption of this Plan and the continuation of such Outstanding Stock Options. Each Optionee shall be provided written notice of the expected occurrence of any such transaction at least fifteen (15) days prior to the effective date and shall be permitted to tender a notice of exercise of any Outstanding Stock Option that is conditioned upon the transaction actually occurring and, notwithstanding any provision of Article 8 or term of any Option Agreement, shall not be required to tender payment of the exercise price or amounts that the Company may be required to withhold for tax purposes until after the occurrence of the transaction. The terms and conditions of the transaction may provide for the assumption of this Plan with respect only to outstanding Restricted Stock Grants that have not fully vested and the assignment to and assumption by the surviving corporation of the rights and obligation of the Company under each outstanding Restricted Stock Agreement.

ARTICLE XI

UNDERWRITER’S LOCK-UP

Each written agreement evidencing an Award will specify that the Optionee or Grantee, by accepting the Award agrees that, whenever the Company undertakes a firmly underwritten public offering of its securities, the Optionee or Grantee will, if requested to do so by the managing underwriter in such offering, enter into an agreement not to sell or dispose of any securities of the Company owned or controlled by the Optionee or Grantee provided that such restriction will not extend beyond twelve (12) months from the effective date of the registration statement filed in connection with such offering.

ARTICLE XII

EMPLOYMENT RIGHTS

Nothing in this Plan nor in any written agreement evidencing an Award will confer upon any Optionee or Grantee any right to continued employment with the Company or to limit or affect in any way the right of the Company, in its sole discretion, to (a) terminate the employment of such Optionee or Grantee at any time, with or without cause, (b) change the duties of such Optionee or Grantee, or (c) increase or decrease the compensation of the Optionee or Grantee at any time. Unless the written agreement evidencing an Award expressly provides otherwise, vesting under such agreement shall be conditioned upon:

•	for Employees of the Company, the continued employment of the Optionee or Grantee;

•	for Key Contributors, the Optionee or Grantee continuing to provide services to the Company on substantially the same terms and conditions as such services were provided at the time of the Award; or

•	for directors who are not Employees, the Optionee or Grantee continuing to serve as a director of the Company.

Nothing in this Plan shall be construed as creating a contractual or implied right or covenant by the Company to continue such employment, service as an independent contractor or service as a director.

ARTICLE XIII

AMENDMENT OF PLAN

The Board of Directors, at any time and from time to time, may modify or amend this Plan as it deems advisable except that any amendment (i) increasing the number of shares of Common Stock issuable pursuant to this Plan, (ii) expanding the group of persons eligible to receive Awards, (iii) to authorize the amendment of any Outstanding Stock Option to reduce its exercise price (except as required by Section 10.1), (iv) to permit the cancellation and replacement of any Outstanding Stock Option with the grant of an Award having a lesser per share exercise price (except as required by Section 10.1) or (v) otherwise required to be approved by the shareholders of the Company under any applicable law, accounting principle or listing requirement, shall only become effective if and when such amendment is approved by the shareholders of the Company. Except as provided in Articles 8, 9 and 10, no amendment shall be made to the terms or conditions of an outstanding Stock Option or Restricted Stock Grant without the written consent of the Optionee or Grantee.

ARTICLE XIV

CLAWBACK

During the period in which the Company is subject to the TARP Requirements and consistent with and subject to such requirements, any Award, Common Stock issued in settlement of such Award or any cash paid to repurchase such Common Stock from a Grantee or Optionee (collectively a “bonus payment”) shall, except to the extent the Company demonstrates it is unreasonable to do so, be recovered from the Grantee or Optionee if such bonus payment was based on materially inaccurate financial statements, (which includes, but is not limited to, statements of earnings, revenues or any other materially inaccurate performance criteria.) Whether a financial statement or performance metric criteria is materially inaccurate depends on all the facts and circumstances. However, for this purpose, a financial statement or performance metric criteria shall be treated as materially inaccurate with respect to any employee who knowingly engaged in providing inaccurate information (including knowingly failing to timely correct inaccurate information) relating to those financial statements or performance metrics. Otherwise, with respect to a performance criteria, whether the inaccurate measurement of the performance or inaccurate application of the performance to the performance criteria is material depends on whether the actual performance or accurate application of the actual performance to the performance criteria is materially different from the performance required under the performance criteria or the inaccurate application of the actual performance to the performance criteria. For the purpose of this paragraph, a bonus payment is deemed to be made to an individual when the individual obtains a legally binding right to that payment.

ARTICLE XV

ACCELERATION OF VESTING

During the TARP Period, the vesting of any Award granted to a Restricted Employee shall not accelerate upon any Change in Control.

ARTICLE XVI

REPRICING; LOANS

Neither the Board of Directors nor the Committee shall have the authority to (i) effect the repricing of Outstanding Stock Options under the Plan or (ii) cancel any Outstanding Stock Options under the Plan and grant in substitution therefor new Stock Options having an exercise price per share less than the exercise price per share of the cancelled Stock Options, without the approval of the shareholders of the Company. Neither the Board nor the Committee may extend one or more loans in connection with the exercise or receipt of an Award granted or awarded under the Plan. No loan shall be made to an Optionee or Grantee to the extent such loan shall result in an extension or maintenance of credit, an arrangement for the extension of credit, or a renewal of an extension of credit in the form of a personal loan that is prohibited by Section 13(k) of the Exchange Act or other applicable law.

Adopted by the Board of Directors of the Company on February 24, 2011, and subsequently approved by shareholders on                     , 2011.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 26, 2011.

:	Vote by Internet • Log on to the Internet and go to www.envisionreports.com/PRWT • Follow the steps outlined on the secured website.

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Vote by telephone

•    Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•    Follow the instructions provided by the recorded message.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.

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1.	Election of Directors:	01 - John L. Anhorn 05 - Patrick G. Huycke 09 - Thomas R. Becker	02 - Richard R. Hieb 06 - Rickar D. Watkins 10 - James L. Patterson	03 - James M. Ford 07 - Brian R. Pargeter 11 - John B. Dickerson	04 - John A. Duke 08 - Dennis N. Hoffbuhr 12 - Georges C. St. Laurent, Jr.

☐	Mark here to vote FOR all nominees

☐	Mark here to WITHHOLD vote from all nominees
☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	01 ☐	02 ☐	03 ☐	04 ☐	05 ☐	06 ☐	07 ☐	08 ☐	09 ☐	10 ☐	11 ☐	12 ☐

		For	Against	Abstain
2.	Non-binding Advisory Vote on Executive Compensation: Consider and approve the compensation of executive officers as described in the Compensation Discussion and Analysis and tabular and narrative disclosure in the proxy statement.	☐	☐	☐

3.	Approval of the 2011 Stock Incentive Plan.	☐	☐	☐

4.	Ratify the appointment of Moss Adams LLP as the independent registered public accounting firm for fiscal year 2011.	☐	☐	☐

5.	At the discretion of the proxy holder, on such other business as may properly come before the meeting and any adjournments or postponements thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date and sign exactly as name appears herein. Joint owners should each sign. Where applicable, indicate position or representative capacity.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — PREMIERWEST BANCORP	+

REVOCABLE PROXY SOLICITED BY THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

MAY 26, 2011

PremierWest Bancorp’s Annual Meeting of Shareholders will be held on May 26, 2011 at 1:30 p.m., local time, at the Rogue Valley Country Club, 2660 Hillcrest Road, Medford, Oregon.

The undersigned hereby appoints James M. Ford and Tom Anderson, and each of them, proxies with full power of substitution to vote on behalf of the undersigned all shares of common stock of PremierWest Bancorp at the Annual Meeting to be held on May 26, 2011, and any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, with respect to the matters set forth on the reverse side.

Either or both of the proxies (or substitutes) present at the meeting may exercise all powers granted hereby. The shares represented by this Proxy will be voted as specified on the reverse side, but if no specification is made, this Proxy will be voted FOR the election of all nominees, FOR proposal 2, FOR proposal 3 and FOR proposal 4. Proxies may vote in their discretion as to other matters that may come before the meeting.

The Board of Directors has fixed the close of business on March 25, 2011, as the record date for the determination of shareholders entitled to receive notice of and vote at the annual meeting and any adjournments or postponements thereof.

When you go online, you can also help the environment and save the Company the costs of printing and mailing by consenting to receive electronic delivery of future materials.

Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you have submitted your proxy by the Internet or telephone there is no need for you to mail back your proxy card.

C	Non-Voting Items
Change of Address — Please print new address below.

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